SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this "Agreement") is dated the 14th day of December 2000, by and between Infineon Technologies AG, a German stock corporation (Aktiengesellschaft) ("Infineon"), having an address at St.-Martin-Strasse 53, Munich, Germany, and Ramtron International Corporation, a Delaware corporation ("Ramtron"), having an address at 1850 Ramtron Drive, Colorado Springs, Colorado, 80921, United States of America.

WHEREAS, Ramtron desires to issue, and Infineon desires to subscribe for and purchase for cash, certain securities of Ramtron, in accordance with the terms hereof;

WHEREAS, Ramtron desires to issue, and Infineon desires to subscribe for, additional securities of Ramtron, and, as the purchase price therefor, Infineon desires to issue, and Ramtron desires to subscribe for, certain securities of Infineon, in accordance with the terms hereof;

WHEREAS, contemporaneously with the execution of this Agreement, and as a condition of the parties' willingness to enter into this Agreement, Infineon and Ramtron have entered into a Technology License and Services Agreement, dated as of the date hereof, and a Technology License Agreement, dated as of the date hereof, each related to FRAM semiconductor technology (the "License Agreements"), providing for the transactions contemplated thereby upon the terms and conditions set forth in the License Agreements;

WHEREAS, the board of directors of Ramtron and the management board of Infineon have approved this Agreement, the Transaction Agreements and the transactions contemplated hereby and thereby;

WHEREAS, Infineon and Ramtron desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

NOW, THEREFORE, in consideration of the promises and the mutual covenants and conditions herein contained, Infineon and Ramtron, intending to be legally bound, hereby agree as follows:

                                   SECTION 1

                                  DEFINITIONS

Unless the context otherwise requires, all capitalized terms used in the Agreement and in the Exhibits (other than Exhibits 2.1 and A) and Annexes thereto shall have the following meanings:

"AAA" shall have the meaning specified in Section 9.2 of the Agreement.

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"Accredited Investor" shall have the meaning specified in Rule 501(a) under the
Securities Act.

"Agreement" shall have the meaning specified in the Preamble.

"Articles of Incorporation" shall have the meaning specified in Section 2.1.

"Average Closing Price" shall mean the average of the per share closing prices of Infineon Ordinary Shares or Ramtron Common Stock, as the case may be, as reported on the Frankfurt Stock Exchange, using the Kassakurs price on the relevant trading days (in the case of Infineon Ordinary Shares), or on The Nasdaq SmallCap Market System (in the case of Ramtron Common Stock) (as reported, as the case may be, in the New York City edition of The Wall Street Journal, or the Frankfurter Allgemeine Zeitung, or if not reported thereby or if manifestly erroneous, another authoritative source) for the five (5) trading days prior to the date of this Agreement.

A Person shall be deemed the "Beneficial Owner," and to have "Beneficial Ownership" of, and to "Beneficially Own," any securities as to which such Person is or may be deemed to be the beneficial owner pursuant to Rule 13d-3 and 13d-5 under the Exchange Act, as such rules are in effect on the date of this Agreement, as well as any securities as to which such Person has the right to become the Beneficial Owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise.

"Business Day" shall mean any day, other than a Saturday, a Sunday or a day on which banks are authorized by law to close in New York, New York or Frankfurt, Germany.

"Cash Closing" shall have the meaning specified in Section 2A.4 of the Agreement.

"Cash Consideration" shall have the meaning specified in Section 2A.3 of the Agreement.

"Change of Control" shall mean, with respect to any party, any transaction or event in connection with a plan pursuant to which (i) all or substantially all of the assets of or (ii) equity interests in such party that have the power to cast at least 50% of the votes entitled to be cast in elections of directors (or similar officials) of such party, shall be exchanged for, converted into or acquired for or constitute the right to receive securities, cash or other property (whether by means of a tender or exchange offer, reclassification, consolidation, merger, sale or other disposition of such assets or such equity interests, compulsory exchange of equity interests, liquidation or otherwise). In the case of a Change in Control effected through a series of transactions or

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events, such Change in Control shall be deemed to have occurred when
(i) substantially all of the assets of such party or (ii) equity interests in such party that have the power to cast at least 50% of the votes entitled to be cast in elections of directors (or similar officials) of such party, shall be exchanged for, converted into or acquired for or constitute the right to receive securities, cash or other property.

"Claims and Liabilities" shall have the meaning specified in Section 8.2 of the Agreement.

"Clearstream" shall mean Clearstream Banking AG.

"December Resolution" shall have the meaning specified in Section 2.1 of the Agreement.

"Deductible Amount" shall have the meaning specified in Section 8.4 of the Agreement.

"DOJ" shall have the meaning specified in Section 7.5 of the Agreement.

"EMS" shall have the meaning specified in Section 7.8 of the Agreement.

"Exchange Act" shall mean United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Exchange Ratio" shall have the meaning specified in Section 2.1 of the Agreement.

"Final Closing Date" shall mean the date of the Final Stock Closing.

"Final Stock Closing" shall have the meaning specified in Section 2.5 of the Agreement.

"First Offer Shares" shall have the meaning specified in Section 7.8 of the Agreement.

"First Refusal Shares" shall have the meaning specified in Section 7.10 of the Agreement.

"Frankfurt Stock Exchange" means Frankfurter Wertpapierborse, a stock exchange located in Frankfurt, Germany.

"FTC" shall have the meaning specified in Section 7.5 of the Agreement.

"Grandfathered Entities" shall have the meaning specified in Section 7.5 of the Agreement.

"Holding Period" shall have the meaning specified in Section 5.1 of the Agreement.

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"HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
as amended, and the rules and regulations promulgated thereunder.

"HSR Clearance" shall mean expiration or earlier termination of the applicable waiting period requirements in connection with filings required to be made under the HSR Act.

"HSR Report" shall have the meaning specified in Section 7.5 of the Agreement.

"Infineon Director" shall have the meaning specified in Section 7.3 of the Agreement.

"Infineon Ordinary Shares" shall have the meaning specified in Section 2.1 of the Agreement.

"Infineon SEC Documents" shall have the meaning specified in Section 3.9 of the Agreement.

"Infineon Share Certificate" shall have the meaning specified in Section 2.5(b) of the Agreement.

"Infineon Shares" shall have the meaning specified in Section 2.2 of the Agreement.

"Infineon Subscription" shall have the meaning specified in Section 2.3 of the Agreement.

"Infineon Subscription Form" shall have the meaning specified in Section 2.3.

"Indemnifying Party" shall have the meaning specified in Section 8.5 of the Agreement.

"Indemnitee" shall have the meaning specified in Section 8.5 of the Agreement.

"Initial Closing Date" shall mean the date of the Initial Closing.

"Initial Stock Closing" shall have the meaning specified in Section 2.3 of the Agreement.

"Intellectual Property Rights" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools, software, databases and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

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"License Agreements" shall have the meaning specified in the Recitals hereto.

"Material Adverse Effect" shall mean a material adverse change, or any development involving a material adverse change, in the financial condition or in the earnings or business affairs of Infineon or Ramtron, as the case may be, or any development reasonably likely to result in an adverse effect on Infineon's or Ramtron's, as the case may be, ability to perform its obligations under the Agreement, whether or not arising in the ordinary course of business.

"Material Transaction" means, in the case of an acquisition made by Ramtron of another Person, the total consideration paid by Ramtron in connection therewith does not exceed either (i) 20% of the Ramtron shares outstanding and eligible to vote in the election of directors immediately prior to such transactions(s) or (ii) 20% of the total gross assets of Ramtron immediately prior to such transaction(s) or any combination thereof, and in the case of a merger, consolidation or reorganization of Ramtron, a Change of Control (substituting 20% for 50% within the definition thereof) does not occur following the consummation of such transaction(s)).

"NEBF" shall have the meaning specified in Section 4.4 of the Agreement.

"NEBF Loan Agreement" shall have the meaning specified in Section 4.4 of the Agreement.

"Noon Buying Rate" shall have the meaning specified in Section 2.2 of the Agreement.

"Outstanding Shares" shall mean, as of any date, the issued and outstanding shares of Ramtron Common Stock.

"Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.

"Registration" shall have the meaning specified in Section 2.4 of the Agreement.

"Registration Rights Agreement" shall have the meaning specified in Section 7.1 of the Agreement.

"Regulation S" shall mean Regulation S under the Securities Act, or any successor rule thereto.

"Right of First Refusal Notice" shall have the meaning specified in Section
7.10 of the Agreement.

"Right of First Refusal Period" shall have the meaning specified in Section
7.10 of the Agreement.

"Right of Offer Refusal Notice" shall have the meaning specified in Section 7.8 of the Agreement.

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"Right of Offer Refusal Period" shall have the meaning specified in Section 7.8 of the Agreement.

"Ramtron" shall have the meaning specified in the Preamble.

"Ramtron Acceptance Notice" shall have the meaning specified in Section 7.10 of the Agreement.

"Ramtron Cash Shares" shall have the meaning specified in Section 2A.2 of the Agreement.

"Ramtron Common Stock" shall mean the common stock, par value $0.01 per share, of Ramtron.

"Ramtron IP Rights" shall have the meaning specified in Section 4.13 of the Agreement.

"Ramtron Preferred Stock" shall have the meaning specified in Section 4.3 of the Agreement.

"Ramtron Products" shall have the meaning specified in Section 4.13 of the Agreement.

"Ramtron Rights Agreement" shall have the meaning specified in Section 7.6 of the Agreement.

"Ramtron SEC Documents" shall have the meaning specified in Section 4.12 of the Agreement.

"Ramtron Shares" shall have the meaning specified in Section 2.2 of the Agreement.

"Ramtron Stock Shares" shall have the meaning specified in Section 2.2 of the Agreement.

"Ramtron Subscription" shall have the meaning specified in Section 2.3 of the Agreement.

"Ramtron Subscription Form" shall have the meaning specified in Section 2.3 of the Agreement.

"Rule 144" shall mean Rule 144 under the Securities Act, or any successor rule thereto.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" shall mean United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Stock Limitation" shall have the meaning specified in Section 7.9.

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"Supervisory Board" shall mean the supervisory board (Aufsichtsrat) of
Infineon.

"Takeover Statute" shall mean any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including
Section 203 of the Delaware General Corporation Law).

"Transaction Agreements" shall mean the Registration Rights Agreement and the License Agreements.

"Transfer" shall mean any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, or other disposition or encumbrance, provided that a Transfer shall not include any sale, transfer, assignment, or other disposition by operation or succession of law, merger or otherwise.

"Transfer Price" shall be the proposed price per Share included in a Transfer Notice, which price may be a price determined by application of a formula, such as the average closing price for such Shares on the NYSE or the Frankfurt Stock Exchange for a specified number of days prior to a sale date.

"U.S. GAAP" means U.S. Generally Accepted Accounting Principles.

                                 SECTION 2A

       SUBSCRIPTION AND ISSUANCE OF RAMTRON SHARES - CASH CONSIDERATION

2A.1 On December 1, 2000, the board of directors of Ramtron resolved at a duly constituted meeting thereof to issue the Ramtron Cash Shares (as defined below) to Infineon in exchange for the Cash Consideration (as defined below).

2A.2 Offer to Subscribe for the Shares. Subject to satisfaction of the conditions contained herein and in reliance upon the representations, warranties and agreements of Ramtron and Infineon contained herein, Ramtron hereby offers to Infineon to subscribe for 1,476,668 shares of Ramtron Common Stock (each a "Ramtron Cash Share" and together, the "Ramtron Cash Shares"). This number of Ramtron Cash Shares is equal to M divided by N, rounded down to the nearest whole number, as follows:

         where M is equal to U.S.$10,000,000 (ten million dollars), and where N is equal to the Average Closing Price of Ramtron Common Stock.

2A.3 Cash Consideration. As consideration for the issuance of the Ramtron Cash Shares to Infineon, Infineon shall pay to Ramtron U.S.$10,000,000 (ten million dollars) (the "Cash Consideration").

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2A.4  Initial Cash Closing; Acceptance.  (a) The cash closing (the "Cash
      Closing") shall take place contemporaneously with the Initial Stock Closing (as defined below) (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. not later than the fifth Business Day after the conditions set forth in Sections 6.1 and 6.2 shall have been satisfied or waived in accordance with this Agreement (other than those conditions that by their nature are to be satisfied at the Cash Closing, but subject to the fulfillment or waiver of those conditions) or (ii) at such other place and time and/or on such other date as Infineon and Ramtron may agree in writing.

      (b) At the Cash Closing, in reliance upon the representations, warranties and agreements of Infineon contained herein, Ramtron hereby agrees to issue the number of new Ramtron Cash Shares stated in Section 2A.2 above by delivering certificates representing the Ramtron Cash Shares to Infineon.

      (c) At the Cash Closing, in reliance upon the representations, warranties and agreements of Ramtron contained herein, Infineon hereby agrees to subscribe for the Ramtron Cash Shares:

         (i) by duly and validly executing and delivering to Ramtron a completed subscription form substantially in the form attached hereto as Annex II (the "Ramtron Subscription Form") and indicating the number of Ramtron Cash Shares to be subscribed for (as stated in Section 2A.2); and

        (ii) by paying the Cash Consideration to Ramtron in immediately available funds by wire transfer to the account of Ramtron specified in writing by Ramtron to Infineon not less than two (2) Business Days before the Initial Closing Date.

                                   SECTION 2

        CAPITAL INCREASE, SUBSCRIPTION AND ISSUANCE - STOCK CONSIDERATION

2.1  Capital Increase and Issuance of the Shares.

(a) Following the execution of this Agreement, the management board (Vorstand) of Infineon will resolve at a duly constituted meeting thereof (such resolution, the "December Resolution") to increase Infineon's share capital against a contribution of Ramtron Common Stock by the issuance of new ordinary shares, without nominal value but with a notional value of EUR 2 (two Euro) per share (the "Infineon Ordinary Shares"), and the Supervisory Board (Aufsichtsrat) of Infineon acting through its Investment and Finance Committee will approve such resolution. The December Resolution will provide for the new Infineon Ordinary Shares to be offered to Ramtron in exchange for the Ramtron Stock Shares (as defined in Section 2.2(b)) (the "Exchange Ratio"). The capital increase may be filed for registration with the commercial register of the local court in Munich

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     only if the entire Ramtron portion of the Exchange Ratio shall have been paid in Ramtron Common Stock to Infineon. The existing shareholders of Infineon have waived their pre-emptive rights to subscribe for the new Infineon Ordinary Shares. The shares of Infineon Common Stock will have the rights and are subject to the restrictions set forth in the articles of incorporation (Satzung) of Infineon (the "Articles of Incorporation") attached to this Agreement as Exhibit 2.1.

(b) On December 1, 2000, the board of directors of Ramtron resolved at a duly constituted meeting thereof to issue the Ramtron Stock Shares in exchange for the Infineon Shares (as defined below).

2.2  Offer to Subscribe for the Shares.

(a) Subject to satisfaction of the conditions contained herein and in reliance upon the representations, warranties and agreements of Ramtron contained herein, Infineon hereby offers to Ramtron to subscribe for 443,488 new Infineon Ordinary Shares (each an "Infineon Share" and together, the "Infineon Shares"). This number of Infineon Shares is equal to X divided by Y, rounded down to the nearest whole number, as follows:

     where X is equal to the amount in Euros equivalent to U.S.$20,000,000 (twenty million dollars), calculated based on the noon buying rate (the "Noon Buying Rate") on the day prior to the date of this Agreement (or the prior Business Day if such date is not a Business Day) in The City of New York for cable transfers in Euros as certified for customs purposes by the Federal Reserve Bank of New York and expressed in U.S. dollars per Euro, and rounded down to the nearest Euro cent, and where Y is equal to the Average Closing Price of Infineon Ordinary
     Shares.

(b) Subject to satisfaction of the conditions contained herein and in reliance upon the representations, warranties an d agreements of Infineon contained herein, Ramtron hereby offers to Infineon to subscribe for 2,953,337 shares of Ramtron Common Stock (each a "Ramtron Stock Share" and together, the "Ramtron Stock Shares", and together with the Ramtron Cash Shares, the "Ramtron Shares"). This number of Ramtron Stock Shares is equal to W divided by Z, rounded down to the nearest whole number, as follows:

        where W is equal to U.S.$20,000,000 (twenty million dollars), and where Z is equal to the Average Closing Price of Ramtron Common Stock.

2.3  Initial Closing; Acceptance.

(a) The first stock closing (the "Initial Stock Closing" and together with the Initial Cash Closing, the "Initial Closing") shall take place simultaneously with the Cash Closing (and each shall be a condition to the

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     other) (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New
     York, New York at 9:00 A.M. not later than the fifth Business Day after the conditions set forth in Sections 6.1 and 6.2 shall have been satisfied or waived in accordance with this Agreement (other than those conditions that by their nature are to be satisfied at the Initial Stock Closing, but subject to the fulfillment or waiver of those conditions) or (ii) at such other place and time and/or on such other date as Infineon and Ramtron may agree in writing.

(b) At the Initial Stock Closing, in reliance upon the representations, warranties and agreements of Infineon contained herein, Ramtron hereby agrees to subscribe for the number of new Infineon Ordinary Shares stated in Section 2.2(a) above:

     (i) by duly and validly executing and delivering to Infineon a completed subscription form substantially in the form attached hereto as Annex I (the "Infineon Subscription Form") and indicating the number of Infineon Shares to be subscribed for (as stated in Section 2.2(a)) (the completion and delivery of which shall constitute the "Infineon Subscription"); and

    (ii) by delivering certificates representing the Ramtron Stock Shares to Infineon.

(c) At the Initial Stock Closing, in reliance upon the representations, warranties and agreements of Ramtron contained herein, Infineon hereby agrees to subscribe for the Ramtron Stock Shares:

     (i) by duly and validly executing and delivering to Ramtron a completed subscription form substantially in the form attached hereto as Annex II (the "Ramtron Subscription Form") and indicating the number of Ramtron Stock Shares to be subscribed for (as stated in Section 2.2(b) (the completion and delivery of which shall constitute the "Ramtron Subscription"); and

    (ii) by commencing the registration process contained in Section 2.4 hereof.

2.4  Registration of Capital Increase; Unwinding.

(a) Promptly following the satisfaction of the conditions set forth in Section 6.3, Infineon shall cause the capital increase and its consummation (Durchfuhrung) to be registered in the commercial register of the local court in Munich (the "Registration"). Infineon shall make all reasonable efforts to ensure the Registration without undue delay (unverzuglich). Upon Registration, Ramtron shall become a shareholder of Infineon. Until such Registration, Ramtron shall have no rights as a shareholder of Infineon.

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(b)  In the event that Infineon is unable to effect the Registration prior to the termination of this Agreement by either party pursuant to Section 6.5 hereof, (i) Infineon shall promptly deliver to Ramtron all certificates representing the Ramtron Stock Shares issued to Infineon pursuant to
     Section 2.3 hereto, and (ii) such Ramtron Stock Shares shall be immediately canceled.

2.5 Final Closing; Delivery of Extract and Shares. (a) The final stock closing (the "Final Stock Closing") shall take place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. not later than the fifth Business Day after the conditions set forth in Sections 6.4 shall have been satisfied or waived in accordance with this Agreement (other than those conditions that by their nature are to be satisfied at the Final Stock Closing, but subject to the fulfillment or waiver of those conditions) or (ii) at such other place and time and/or on such other date as Infineon and Ramtron may agree in writing.

(b) At the Final Stock Closing, in reliance upon the representations, warranties and agreements of Ramtron contained herein, Infineon hereby agrees to deliver to Ramtron at the address specified to Infineon by Ramtron at least five (5) Business Days prior to the Final Stock Closing:

     (i) a certified extract from the commercial register of Infineon recording the number of new Infineon Ordinary Shares subscribed for by Ramtron;

    (ii) a certified excerpt from the stock register (Aktienbuch) of Infineon identifying Ramtron as a shareholder of Infineon on the date of such registration; and

   (iii) the number of share certificates reasonably requested by Ramtron, together representing the Infineon Shares subscribed for (each an "Infineon Share Certificate"), each bearing the legend set forth in
          Section 4.9.

2.6 Ramtron Issuance Mechanics. Prior to the execution of this Agreement, the Board of Directors of Ramtron approved and authorized (i) the issuance of the Ramtron Cash Shares, (ii) the issuance of the Ramtron Stock Shares and
(iii) the execution of this Agreement, the Transaction Agreements and the transactions and agreements contemplated hereby and thereby. Promptly after the execution of this Agreement, the Ramtron Shares will be filed for listing on the Nasdaq SmallCap Market (or the Nasdaq National Market, if the Ramtron Shares shall be listed thereupon at such time), and, upon completion of the Initial Closing, certificates representing the Ramtron Shares will be executed by the Chief Executive Officer and Secretary of Ramtron and issued in the records of Ramtron's transfer agent.

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                                   SECTION 3

                      REPRESENTATIONS AND WARRANTIES OF INFINEON

Infineon hereby represents and warrants as follows:

3.1 Organization. Infineon is a German stock corporation duly organized and validly existing under the laws of the Federal Republic of Germany.

3.2 Corporate Power. Infineon has all requisite corporate power to enter into this Agreement, the Transaction Agreements and all other documents, agreements and instruments to be executed by Infineon and delivered to Ramtron in connection with the Infineon Subscription and the Ramtron Subscription and the performance by Infineon of its obligations hereunder, and will have on the Final Closing Date all requisite corporate power to issue, sell and deliver the Infineon Shares and to carry out and perform its obligations under the terms of this Agreement. The Supervisory Board (Aufsichtsrat) of Infineon, acting through its Investment and Finance Committee, has the requisite corporate power and authority to approve the Management Board's (Vorstands) approval of the December Resolution. This Agreement and the Transaction Agreements constitute Infineon's valid and legally binding obligation, enforceable against Infineon in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and the execution, delivery and performance of this Agreement by Infineon and, subject to satisfaction of the procedure/requirements of Section 2.4, the issuance, sale and delivery of the Infineon Shares have been duly authorized by all necessary corporate action.

3.3 Infineon Ordinary Shares. As of the date hereof, Infineon's registered share capital consists of 625,501,507 Infineon Ordinary Shares, corresponding to EUR 1,251,003,014 (one billion two hundred fifty one million three thousand and fourteen Euro). On October 2, 2000, the management board (Vorstand) of Infineon resolved to increase Infineon's share capital by 704,000 Infineon Ordinary Shares from Infineon's authorized but unissued and unregistered capital. The number of shares and any authorized or contingent capital of Infineon at the date hereof is set forth in the Articles of Incorporation attached hereto as Exhibit 2.1. All outstanding Infineon Ordinary Shares have been duly authorized and validly issued, fully paid and nonassessable. To the best of Infineon's knowledge, there are no voting trusts or any other agreements or understandings with respect to the voting of any Infineon Ordinary Shares.

3.4 Valid Issuance of the Shares. The Infineon Shares, if and when delivered in accordance with the terms hereof, will be duly and validly issued, fully paid, and nonassessable and will rank equally with all of the outstanding Infineon Ordinary Shares, and will be free and clear of any lien, pledge, security interest or other encumbrance, except for restrictions under United States federal or state securities laws. In accordance with the Articles of Incorporation attached hereto as Exhibit 2.1, the Infineon Shares are not

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
subject to any preemptive rights that have not been properly excluded pursuant to German law and the Articles of Incorporation; subject to satisfaction of the procedural requirements of Sections 2.1 and 2.4, all consents, approvals, authorizations, orders, registrations and qualifications of or with any court or governmental agency or body, if any, and all corporate approvals and authorizations, required to be obtained or taken by Infineon for or in connection with the authorization, issuance and delivery of all or any of the Infineon Shares have been validly and sufficiently obtained or taken and are in full force and effect.

3.5 No Breach, Violation or Default. The execution and delivery of this Agreement and the Transaction Agreements by Infineon do not, and the compliance with the terms and conditions hereof and thereof and the consummation of the transactions contemplated hereby and thereby by Infineon (including, without limitation, the issuance and delivery of the Infineon Shares and the subscription for and payment of the Ramtron Shares) will not, (i) conflict with, or constitute a breach or violation of, or a default under, the Articles of Incorporation, or (ii) conflict with, or constitute a breach or violation of or a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, any law, rule or regulation, any judgment, decree, order, governmental permit or license, or any contract, agreement, deed, indenture or instrument of Infineon or to which Infineon or any of its properties or assets is subject, the breach or violation or the default under which would individually or in the aggregate have a material adverse effect on the financial condition of Infineon taken as a whole or would materially impair the realization of the objects contemplated by this Agreement and the Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such contract, agreement, deed, indenture or instrument, other than such approvals or waivers as are referred to in Section 6 of this Agreement.

3.6 No Consent or Approval Required. Other than (i) as required under the HSR Act or any similar body of law of the European Union or any Member State thereof in connection with the issuance and delivery of the Infineon Shares,
(ii) filings required under German securities laws in connection with the Infineon Subscription and as contemplated by Section 2.4 and (iii) as required to effect the listing of the Infineon Shares on the Frankfurt Stock Exchange as contemplated by Section 7.2, no consent, approval or authorization of, or filing with, any third party, including any governmental or regulatory authority, is required for the valid authorization, execution and delivery by Infineon of this Agreement or for the valid authorization, issuance, sale and delivery of the Infineon Shares in accordance with the terms hereof.

3.7 No Shareholder Vote. No vote or approval of any class or series of capital stock of Infineon is necessary to approve the issuance of the Infineon Shares.

                                    Page-13

3.8 Finders. Infineon represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement.

3.9 SEC Documents. Infineon has made available to Ramtron or its counsel correct and complete copies of each report, schedule, registration statement and definitive proxy statement filed by Infineon or any of its subsidiaries with the SEC on or after March 10, 2000 (the "Infineon SEC Documents"), which are all the documents (other than preliminary material) that Infineon was required to file with the SEC on or after such date. As of their respective dates or, in the case of registration statements, their effective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), none of the Infineon SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact with respect to required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Infineon SEC Documents complied when filed in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. Infineon has filed all documents and agreements which were required to be filed as exhibits to the Ramtron SEC Documents. Infineon has also made available to Ramtron or its counsel correct and complete copies of each report, schedule and registration statement filed by Infineon with the Frankfurt Stock Exchange, if not filed with the SEC, on or after March 13, 2000, which are all the documents (other than preliminary material) that Infineon was required to file with the Frankfurt Stock Exchange on or after such date.

3.10 Infineon not a U.S. Person. Infineon is not a U.S. Person (as defined in Regulation S promulgated under the Securities Act).

3.11 Infineon Investment Purpose. Infineon is acquiring the Ramtron Shares for its own account, for investment purposes, and not with a view to obtaining control of the board of directors of Ramtron.

                                    SECTION 4

                    REPRESENTATIONS AND WARRANTIES OF RAMTRON

Ramtron represents and warrants to Infineon as follows:

4.1 Organization. Ramtron is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware.

4.2 Authorization. Ramtron has all requisite corporate power to enter into this Agreement and the Transaction Agreements and all other documents, agreements and instruments to be executed by Ramtron and delivered to Infineon in connection with the Ramtron Subscription and the Infineon Subscription and the performance by Ramtron of its obligations hereunder, and will have on the Initial Closing Date all requisite corporate power to issue, sell and deliver

                                    Page-14
the Ramtron Shares and to carry out and perform its obligations under the terms of this Agreement. This Agreement and the Transaction Agreements constitute Ramtron's valid and legally binding obligation, enforceable against Ramtron in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and the execution, delivery and performance of this Agreement and the Transaction Agreements by Ramtron and the issuance, sale and delivery of the Ramtron Shares have been duly authorized by all necessary corporate action.

4.3 Ramtron Shares. The authorized capital stock of Ramtron consists of 50,000,000 shares of Ramtron Common Stock and 10,000,000 shares, par value $.01 per share, of Preferred Stock (the "Ramtron Preferred Stock"). As of the date hereof, 17,476,488 shares of Ramtron Common Stock were issued and outstanding and 907 shares of Ramtron Preferred Stock were issued and outstanding. All outstanding shares of Ramtron Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. The shares of Ramtron Common Stock issuable pursuant to the terms of this Agreement, if and when paid for and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any lien, pledge, security interest, claim or other encumbrance, except for restrictions under United States federal or state securities laws. Except as disclosed on Schedule 4.3 hereto, there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which Ramtron or of any subsidiary of Ramtron is a party or by which Ramtron or any of subsidiary of Ramtron is bound obligating Ramtron or any of subsidiary of Ramtron to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of Ramtron or any of subsidiary of Ramtron or securities convertible into or exchangeable for shares of capital stock of Ramtron or of any subsidiary of Ramtron, or obligating Ramtron or any subsidiary of Ramtron to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement.

4.4 No Breach, Violation or Default. The execution and delivery of this Agreement and the Transaction Agreements by Ramtron do not, and the compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby and thereby by Ramtron (including, without limitation, the issuance and delivery of the Ramtron Shares and the subscription for and payment of the Infineon Shares) will not, (i) conflict with, or constitute a breach or violation of, or a default under, the Certificate of Incorporation or By-Laws of Ramtron, or (ii) conflict with, or constitute a breach or violation of or a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, any law, rule or regulation, any judgment, decree, order, governmental permit or license, or any contract, agreement, deed, indenture or instrument of Ramtron or to which Ramtron or any of its properties or assets is subject, the breach or violation or the default under which would individually or in the aggregate have a material adverse effect on the financial condition of Ramtron taken as a whole or would materially impair the realization of the objects contemplated by this Agreement and the Transaction Agreements, and (iii) the consummation of the transactions

                                    Page-15
contemplated hereby and thereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such contract, agreement, deed, indenture or instrument, other than such approvals or waivers as are referred to in Section 6 of this Agreement, including the consent of National Electrical Benefit Fund ("NEBF") pursuant to the Amended and Restated Loan Agreement between Ramtron and NEBF, dated August 6, 1999 (the "NEBF Loan Agreement").

4.5 No Consent or Approval Required. Other than as required (i) under the HSR Act or any similar body of law of the European Union or any Member State thereof, and (ii) as required under German securities laws to effect the listing of the Infineon Shares on the Frankfurt Stock Exchange as contemplated by Section 7.2, in each case in connection with the sale and delivery of the Ramtron Shares to Infineon, no consent, approval or authorization of, or filing with, any third party, including any governmental or regulatory authority, is required for the valid authorization, execution, delivery and performance by Ramtron of this Agreement or for the valid authorization, issuance, sale and delivery of the Ramtron Shares in accordance with the terms hereof.

4.6 No Shareholder Vote. No vote or approval of any class or series of capital stock of Ramtron is necessary to approve the issuance of the Ramtron Cash Shares and the Ramtron Stock Shares.

4.7 Investment Experience. Ramtron (i) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Infineon Shares, and has so evaluated the merits and risks of such investment; and (ii) is able to bear the economic risk of an investment in the Infineon Shares.

4.8 Restricted Securities. (a) Ramtron is an Accredited Investor, (1) is acquiring the Infineon Shares being issued to it for its own account, (2) is not acquiring such securities with a view to any resale or distribution thereof other than in accordance with the restrictions set forth below and (3) is not a party to any agreement or arrangement to sell or transfer any of the Infineon Shares to any person; and

(b) the Infineon Shares have not been registered under the Securities Act, will be "restricted securities" under the Securities Act and under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in accordance with the restrictions on transfer set forth on the legend set forth thereon.

4.9 Legends. (a) Each Infineon Share Certificate will bear a legend to the following effect unless Infineon determines otherwise in compliance with applicable law:

                                    Page-16

THE ORDINARY SHARES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), HAVE BEEN ACQUIRED FOR INVESTMENT FOR RAMTRON'S OWN ACCOUNT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (2) WITHIN THE UNITED STATES PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND, IN EACH CASE, IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF ALL RELEVANT JURISDICTIONS.

Notwithstanding the foregoing, Ramtron shall have the right, upon written request to Infineon on or after termination of all applicable limitations on transfer with respect to any Shares, to receive from Infineon, without expense, new Infineon Share Certificates omitting any legend if (i) the limitations have terminated, (ii) Clearstream has rejected the Infineon Share Certificates for deposit or for inclusion into the collective safe deposit and clearing system (Girosammelverwahrung) or (iii) such legend adversely affects the due delivery of the Infineon Shares in case of their transfer and sale on the Frankfurt Stock Exchange (Borsenmstige Lieferbarkeit) in accordance with the transfer restrictions set forth in the legend. Infineon agrees that Ramtron may deposit the Infineon Share Certificates, and any new Infineon Share Certificates, with Clearstream.

4.10 Finders. Ramtron represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement.

4.11 SEC Documents. Ramtron has made available to Infineon or its counsel correct and complete copies of each report, schedule, registration statement and definitive proxy statement filed by Ramtron or any of its subsidiaries with the SEC on or after December 14, 1997 (the "Ramtron SEC Documents"), which are all the documents (other than preliminary material) that Ramtron was required to file with the SEC on or after such date. As of their respective dates or, in the case of registration statements, their effective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), none of the Ramtron SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Ramtron SEC Documents complied when filed in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. Ramtron has filed all documents and agreements that were required to be filed as exhibits to the Ramtron SEC Documents.

                                    Page-17

4.12  Intellectual Property.

(a) Except as disclosed in the Ramtron SEC Documents, Ramtron owns or has the right to use all material Intellectual Property Rights necessary or required for the operation of the business of Ramtron as currently conducted or to manufacture products or to sell services currently under development by Ramtron (collectively, "Ramtron IP Rights"), and has the right to use, license, sublicense or assign the same without material liability to, or any requirement of consent from, any other Person or party. The Ramtron IP Rights constitute all Intellectual Property Rights necessary for the conduct of its businesses in the manner conducted immediately prior to the Initial Closing Date. Subject to NEBF's security interest in the Ramtron IP Rights, all Ramtron IP Rights are either owned by Ramtron free and clear of all liens and encumbrances or are used pursuant to a license agreement; each such Ramtron IP Right, including patents granted to Ramtron, has been validly granted to Ramtron or properly registered by Ramtron; each such license agreement is valid and enforceable and in full force and effect; Ramtron is not in material default thereunder; and to the knowledge of Ramtron, no corresponding licensor is in material default thereunder. Except as disclosed in the Ramtron SEC Documents, none of the Ramtron IP Rights infringes or otherwise conflicts with any Intellectual Property Rights or other right of any Person; there is no pending or, to the knowledge of Ramtron, threatened (in writing) litigation, adversarial proceeding, administrative action or other challenge or claim relating to any Ramtron IP Rights; there is no outstanding order relating to any Ramtron IP Rights; to the knowledge of Ramtron, there is currently no infringement by any Person of any Ramtron IP Rights; and the Ramtron IP Rights owned, used or possessed by Ramtron are sufficient and adequate to conduct the business of Ramtron to the full extent as such business is currently conducted.

(b) Ramtron has taken reasonable steps to protect, maintain and safeguard the Ramtron IP Rights, including any Ramtron IP Rights for which improper or unauthorized disclosure would impair its value or validity materially, and has executed and required appropriate nondisclosure agreements and made appropriate filings and registrations in connection with the foregoing.

(c) No material confidential or trade secret information of Ramtron has been provided to any Person except subject to written confidentiality agreements, except for any such disclosure which has not resulted and is not reasonably likely to result in a Material Adverse Effect on Ramtron.

(d) Other than the contractual parties having agreements with Ramtron or EMS, all of which have been disclosed in the Ramtron SEC Documents, and licensed distributors of Ramtron Products acting in the ordinary course of business, (i) no third party has any right to manufacture, reproduce, distribute, sell, sublicense, market or exploit any of the products or services offered by Ramtron (the "Ramtron Products") or any adaptations, translations, or derivative works based on the Ramtron Products, or any portion thereof; (ii) Ramtron has not granted to any third party any

                                    Page-18
     exclusive rights of any kind with respect to any of the Ramtron Products, including territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Ramtron Products; and (iii) Ramtron has not granted any third party any right to market any product utilizing any Ramtron Product under any "private label" arrangements pursuant to which Ramtron is not identified as the source of such goods. No third party has any right to manufacture, reproduce, distribute, sublicense, market or exploit any works or materials of which any of the Ramtron Products are a derivative work.

(e) Except as is not reasonably likely to have a Material Adverse Effect on Ramtron, each of the Ramtron Products: (i) substantially complies with all specifications set forth therefor in any contract, agreement, advertisement or other promotional material for such products and with all other warranty requirements, other than bugs or fixes required or expected in the ordinary course of business and not otherwise material to Ramtron's business; and (ii) can be recreated from its associated source code and related documentation by reasonably experienced technical personnel without undue burden.

4.13 Takeover Statutes. No Takeover Statute, other than Section 203 of the Delaware General Corporation Law, or any anti-takeover provision in Ramtron's Certificate of Incorporation or Bylaws, is applicable to Infineon or the transactions contemplated by this Agreement or the Transaction Agreements.

                                  SECTION 5

                                  COVENANTS

5.1 Ramtron Transfer Restrictions. (a) Ramtron shall not Transfer or otherwise dispose of any interest in any of the Infineon Shares (i) at any time in violation of the legend appearing on the face thereof and (ii) for a period of six (6) months following the Initial Closing Date (the "Holding Period").

(b)  Subject to the other transfer restrictions set forth herein, Ramtron may:

     (i) commencing on the date six (6) months from the Initial Closing Date, Transfer up to 25% of the Infineon Shares acquired hereunder;

    (ii) commencing on the date nine (9) months from the Initial Closing Date, Transfer up to an additional 25% of the Infineon Shares acquired hereunder;

   (iii) commencing on the date twelve (12) months from the Initial Closing Date, Transfer up to an additional 25% of the Infineon Shares acquired hereunder; and

    (iv) commencing on the date eighteen (18) months from the Initial Closing Date, Transfer the remaining 25% of the Infineon Shares acquired hereunder.

                                    Page-19

(c)  Ramtron agrees that:

     (i) Ramtron is an Accredited Investor, (1) acquiring the Infineon Shares being issued to it for its own account, (2) is not acquiring such securities with a view to any resale or distribution thereof other than in accordance with the restrictions set forth in this Agreement and (3) is not a party to any agreement or arrangement to Transfer any of the Infineon Shares to any person; and

    (ii) the Infineon Shares have not been registered under the Securities Act, will be "restricted securities" under the Securities Act and under such laws and applicable regulations it will resell such Infineon Shares without registration under the Securities Act only in accordance with the restrictions on transfer set forth on the legend set forth thereon, or in accordance with the restrictions on transfer that would have been set forth on the legend thereon but for the removal of all or part of the legend in accordance with Section 4.9;

(d) Notwithstanding anything to the contrary contained in Section 5.1(a), Ramtron may transfer all or a portion of the Infineon Shares to any majority-owned subsidiary of Ramtron provided such subsidiary agrees to be bound by the terms and conditions of this Agreement as if it were Ramtron. Any such transfer shall not release Ramtron from any of the obligations undertaken hereunder.

(e) Within ten (10) Business Days after any transfer by Ramtron of the Infineon Shares, Ramtron shall furnish Infineon with a certificate of its duly authorized representative to the effect set forth in Annex III certifying on behalf of Ramtron that such transfer of Infineon Shares has been effected in accordance with the restrictions on transfer set forth in the legend contained in Section 4.9.

5.2 Infineon Transfer Restrictions. (a) Infineon shall not Transfer or otherwise dispose of any interest in any of the Ramtron Shares at any time in violation of the legend appearing thereon. In addition, from the Initial Closing Date until the earlier of (i) the date that is twelve (12) months following the Initial Closing Date, (ii) the date on which (A) a Change of Control of Ramtron shall have occurred, (B) Ramtron shall have publicly announced, directly or indirectly, its recommendation or support for a transaction that would constitute a Change of Control of Ramtron, or (C) a third party shall have publicly announced, directly or indirectly, its intention to launch an unsolicited bid or offer or transaction that would result in a Change of Control of Ramtron or (iii) the date on which Ramtron settles, without the consent of Infineon, in a manner that would be materially adverse to Ramtron, as a whole, or Ramtron's rights to or ability to license and use the Ramtron Intellectual Property, or receives an adverse final and nonappealable judgment in its patent interference proceeding between Ramtron, National Semiconductor Corporation, and the United States Department of the Navy, Infineon shall not Transfer or otherwise dispose of any interest in any of the Ramtron Shares.

                                    Page-20

(b)  Subject to the other transfer restrictions set forth herein, Infineon may:

     (i) commencing on the date twelve (12) months from the Initial Closing Date, Transfer up to 50% of the Ramtron Shares acquired hereunder; and

    (ii) commencing on the date eighteen (18) months from the Initial Closing Date, Transfer the remaining 50% of the Ramtron Shares acquired hereunder.

(c) Notwithstanding anything to the contrary contained in Section 5.2(a), Infineon may transfer all or a portion of the Ramtron Shares to any majority-owned subsidiary of Infineon provided such subsidiary agrees to be bound by the terms and conditions of this Agreement as if it were Infineon. Any such transfer shall not release Infineon from any of the obligations undertaken hereunder.

5.3 HSR Act. Ramtron and Infineon agree to take all reasonable efforts to effect any and all necessary registrations and filings including, but not limited to, any filings under the HSR Act or any similar body of law of the European Union or any Member State thereof, and submissions of information requested by governmental authorities, and to obtain early termination of any applicable waiting period under the HSR Act.

5.4  Resales in Germany.  Subject to the transfer restrictions set forth in
Section 5.1, Ramtron shall have the right to resell the Infineon Shares and to demand that Infineon register the Infineon Shares pursuant to Section 45 No. 3b of the German Exchange Admission Act (Borsenzulassungsverordnung), which demand Infineon shall honor in accordance with Section 7.2.

5.5 Notification of Non-Clearance. In the event that either party receives formal notification from the FTC, the DOJ or comparable regulatory authority in Europe that HSR Clearance or analogous clearance in Europe will not be forthcoming on terms reasonably acceptable to such party, such party will provide prompt notice to the other party. Following receipt of such notification, either party (provided such party is not in breach of Section 5.3) may terminate the Agreement on five (5) Business Days' notice to the other party.

                                   SECTION 6

                                  CONDITIONS

6.1 Conditions to Ramtron's Obligations. Ramtron's obligations to effect the Initial Closing is subject to the satisfaction or waiver of each of the following conditions:

                                    Page-21

(a) The representations and warranties of Infineon contained in this Agreement shall be true and correct in all material respects on and as of the Initial Closing Date with the same force and effect as though made on and as of the Initial Closing Date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date); and Ramtron shall have received a signed certificate of Infineon to the foregoing effect.

(b) Infineon shall have performed or complied in all material respects with all covenants required under this Agreement to be performed or complied with by Infineon at or prior to Infineon Subscription; and Ramtron shall have received a signed certificate of Infineon to the foregoing effect.

(c) At Ramtron Subscription, there shall be no injunction, restraining order or decree of any nature of any court or government authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the Transaction Agreements.

(d) All filings required under the HSR Act and under any similar body of law of the European Union or any Member State thereof shall have been made and HSR Clearance and any analogous clearance required in Europe shall have been obtained.

(e) Ramtron shall have received the Ramtron Subscription Form duly executed and delivered by Infineon in accordance with Section 2.3.

(f) Each of the Transaction Agreements entered into concurrently herewith shall have been duly authorized, executed and delivered by Infineon, shall constitute a valid and legally binding obligation of Infineon and are in full force and effect in accordance with their respective terms and not subject to termination except in accordance with their respective terms.

(g) Ramtron shall have received the opinion of counsel to Infineon to the effect that, assuming that the Registration has been effected and the Infineon Shares have been listed on the Frankfurt Stock Exchange, the Infineon Shares will be validly issued Infineon Ordinary Shares, and freely tradeable on the Frankfurt Stock Exchange.

(h) Ramtron shall have obtained the consent of NEBF to Ramtron's entering into this Agreement and the transactions contemplated hereby.

6.2 Conditions to Infineon's Obligations. Infineon's obligation to effect the Initial Closing is subject to the satisfaction or waiver of each of the following conditions:

                                    Page-22

(a) The representations and warranties of Ramtron contained in this Agreement shall be true and correct in all material respects on and as of the Initial Closing Date with the same force and effect as though made on and as of the Initial Closing Date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date); and Infineon shall have received a signed certificate of Ramtron to the foregoing effect.

(b) Ramtron shall have performed or complied in all material respects with all covenants required under this Agreement to be performed or complied with by Ramtron at or prior to Infineon Subscription; and Infineon shall have received a signed certificate of Ramtron to the foregoing effect.

(c) At Infineon Subscription, there shall be no injunction, restraining order or decree of any nature of any court or government authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby.

(d) All filings required under the HSR Act or under any similar body of law of the European Union or any Member State thereof shall have been made and HSR Clearance and any analogous clearance required in Europe shall have been obtained.

(e) Infineon shall have received the Infineon Subscription Form duly executed and delivered by Ramtron in accordance with Section 2.3.

(f) Each of the Transaction Agreements entered into concurrently herewith shall have been duly authorized, executed and delivered by Ramtron, shall constitute a valid and legally binding obligation of Ramtron and are in full force and effect in accordance with their respective terms and not subject to termination except in accordance with their respective terms.

(g) Infineon shall have received one or more opinions of counsel to Ramtron substantially in the form attached hereto as Exhibit B.

(h) Ramtron shall have obtained, and Infineon shall have received a copy thereof, the consent of NEBF to Ramtron's entering into this Agreement and the transactions contemplated hereby.

(i) Ramtron shall have obtained, and Infineon shall have received a copy thereof, the written confirmation of the National Association of Securities Dealers to the effect that, based on the terms of transactions contemplated by this Agreement, Infineon's acquisition of the Ramtron Cash Shares and the Ramtron Stock Shares shall not constitute a change of control for purposes of Rule 4350(i)(1)(B) of the NASD Manual and shall not require Ramtron Shareholder approval under Rule 4350(i)(1)(C) and Rule 4350(i)(1)(D) of the NASD Manual.

                                    Page-23

6.3 Obligations to Effect Registration. The obligations of Infineon to effect the Registration shall be subject to satisfaction or waiver of each of the following conditions:

(a)  The Initial Closing shall have occurred.

(b)  Infineon shall have received a written confirmation
     (Werthaltigkeitsbescheinigung) by an independent auditor that the Ramtron Stock Shares contributed to Infineon in accordance with this Agreement have an aggregate value of at least 2 EUR (two EURO) per Infineon Share to be issued in accordance with this Agreement.

(c) Each of the Transaction Agreements shall be in full force and effect in accordance with their respective terms and not subject to termination except in accordance with their terms.

6.4 Conditions to Infineon's and Ramtron's Obligations to Effect the Final Stock Closing. The respective obligations of Infineon and Ramtron to effect the Final Stock Closing are subject to the satisfaction or waiver of each of the following conditions:

(a)  The Registration shall have been effected.

(b) The listing of the Infineon Shares on the Frankfurt Stock Exchange and the information relating to the listing of the Infineon Shares shall have been published in Germany as required by applicable law.

(c) There shall be no injunction, restraining order or decree of any nature of any court or government authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the Transaction Agreements.

6.5 Final Date. If the Final Stock Closing has not occurred on or before March 15, 2001, either party may terminate its obligations to effect the Final Stock Closing.

                                  SECTION 7

                             ADDITIONAL AGREEMENTS

7.1 Registration Rights Agreement. Prior to or concurrently with the Initial Closing, Infineon and Ramtron shall enter into a Registration Rights Agreement in the form of Exhibit A hereto (the "Registration Rights Agreement").

7.2 Listing of Infineon Shares. Infineon shall use all reasonable best efforts to cause the Infineon Shares to be acquired hereunder by Ramtron to be listed on the Frankfurt Stock Exchange promptly following the Registration.

                                    Page-24

7.3 Infineon Board Representation. (a) As long as Infineon Beneficially Owns a number of shares of Ramtron Common Stock equal to or greater than ten percent (10%) of the Outstanding Shares as of the Initial Closing Date, Infineon shall be entitled to designate two individuals (each, an "Infineon Director") to be a member of the board of directors of Ramtron. In the event that Infineon shall at any time cease to Beneficially Own a number of shares of Ramtron Common Stock equal to or greater than ten percent (10%) of the Outstanding Shares as of the Initial Closing Date, but continues to Beneficially Own a number of shares of Ramtron Common Stock equal to or greater than five percent (5%) of the Outstanding Shares as of the Initial Closing Date, Infineon shall thenceforth be entitled to designate one Infineon Director under this Section
7.3 and one Infineon Director shall immediately resign from the board of directors of Ramtron. In the event that Infineon shall at any time cease to Beneficially Own a number of shares of Ramtron Common Stock at least equal to five percent (5%) of the Outstanding Shares as of the Initial Closing Date, Infineon shall thenceforth not be entitled to designate any Infineon Directors under this Section 7.3 and any incumbent Infineon Director shall immediately resign from the board of directors of Ramtron.

(b) Prior to each meeting of Ramtron's stockholders for the election of directors to the board of directors of Ramtron at which the term of the incumbent Infineon Directors is to expire, Infineon shall give reasonable advance written notice to Ramtron prior to the mailing of the proxy statement relating to such matters requesting that Ramtron include, and Ramtron shall include, the Infineon Director or Infineon Directors, as the case may be, as nominees for the slate of directors to be elected to the Board.

(c) Ramtron shall nominate and use its reasonable best efforts to take and cause to be taken all necessary action (corporate and other) to cause the election to the board of directors of Ramtron of the Infineon Directors.

(d) At Infineon's request, Ramtron shall cause at least one of the Infineon Directors to be elected to serve on each committee of the board of directors of Ramtron.

7.4 Infineon Consent Rights. For so long as Infineon Beneficially Owns a number of shares of Ramtron Common Stock at least equal to five percent (5%) of the Outstanding Shares as of the Initial Closing Date, Ramtron shall not, and shall cause its affiliates not to, without the prior written consent of Infineon (which may be withheld for any reason):

(a) materially encumber or permit to be materially encumbered (subject to continuation of the existing security interest and lien of NEBF) any of its (x) any intellectual property or other intangible assets or (y) any tangible assets which exceed 20% of the gross tangible assets of Ramtron except in the ordinary course of its business or with respect to Ramtron's headquarters at 1850 Ramtron Drive, Colorado Springs, Colorado;

                                    Page-25

(b) make a disposition of (x) any material intellectual property or other intangible assets or (y) any tangible assets which exceed 20% of the gross tangible assets of Ramtron, except in the ordinary course of business consistent with past practice or with respect to Ramtron's headquarters at 1850 Ramtron Drive, Colorado Springs, Colorado;

(c) make any material change in accounting practices, except for any such change required by reason of a concurrent change in U.S. GAAP;

(d) issue shares (or warrants or other convertible or derivative equity securities) in one or a series of related issuances which represent 20% or more of the total shares outstanding and eligible to vote in the election of directors immediately prior to such transaction(s);

(e) merge, consolidate or reorganize with, or acquire any entity in one or more transactions which together constitute a Material Transaction;

(f) amend its Certificate of Incorporation or amend its Bylaws in a manner that would adversely affect the rights of Infineon hereunder;

(g)  declare an extraordinary dividend;

(h) incur indebtedness or make guarantees in an amount in excess of 20% of the gross tangible assets of Ramtron, other than in the ordinary course of business or with respect to Ramtron's headquarters at 1850 Ramtron Drive, Colorado Springs, Colorado;

(i) increase the number of directors which shall constitute the board of directors of Ramtron above eight (8); or

(j) agree to do, or enter into negotiations with respect to, any of the things described in the preceding clauses in this Section 7.4.

7.5 Pre-emptive Rights. (a) Notice; Exercise; Closing. Subject to Section 7.5(c), if Ramtron proposes to issue, grant or sell shares of Ramtron Common Stock, Ramtron shall give to Infineon a written notice (a "Top Up Notice") setting forth in reasonable detail the per share consideration (including, in the case of any convertible or derivative security, the issue consideration pro rated per share for such security) and other terms on which such shares of Ramtron Common Stock are proposed to be issued, granted or sold and the amount thereof proposed to be issued, granted or sold. Infineon shall thereafter have the preemptive right, exercisable by notice to Ramtron no later than 15 days after Ramtron's notice is given, to purchase up to such number of shares of Ramtron Common Stock so that, after giving effect to such issuance, grant or sale and the preemptive subscription by Infineon, Infineon, together with its affiliates and associates, will Beneficially Own in the aggregate the same proportion of the Outstanding Shares of Ramtron Common Stock Beneficially Owned as of the date of the immediately preceding Top Up Notice (or the date of this Agreement, if no Top Up Notice has yet been required to be delivered), for the

                                    Page-26
consideration in cash and on the other terms set forth in Ramtron's notice.
Any written notice by Infineon exercising the right to purchase shares of Ramtron Common Stock pursuant to this Section shall constitute an irrevocable commitment to purchase from Ramtron the shares specified in such notice, subject to the maximum set forth in the preceding sentence. The closing of the purchase of shares by Infineon shall, to the extent legally practicable, take place at the same time and place as the closing of such issuance, grant or sale to the Persons giving rise to the preemptive rights set forth in this Section
7.5 and if not at the same time shall take place as soon thereafter as is practicable; provided that such closing shall, to the extent applicable, be conditioned upon the expiration or termination of any waiting period under the HSR Act or under any similar body of law of the European Union or any Member State thereof, and the making of any necessary filings with and obtaining of any approvals from any governmental entities except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Ramtron. At such closing, (i) Ramtron shall deliver to Infineon certificates representing the shares being subscribed, and such shares will be validly issued, fully paid and nonassessable, (ii) Infineon shall deliver to Ramtron the consideration to be paid for such shares and
(iii) Infineon and Ramtron shall execute such other documents and take such other action as shall be reasonably necessary to consummate the subscription of such shares.

(b) Non-Exercise. From the expiration of the 15-day period first referred to in the foregoing paragraph (a) and for a period of 90 days thereafter, Ramtron may offer, issue, grant and sell to any Person up to the amount of shares set forth in Ramtron's notice relating to such shares for a price and other terms no less favorable to Ramtron, and including no less cash, than those set forth in such notice; provided, however, that Ramtron may not issue, grant or sell shares in an amount greater than the amount set forth in such notice minus the amount purchased or committed to be purchased by Infineon upon exercise of its preemptive rights without granting Infineon the preemptive rights in this Section 7.5 with respect to such greater amount of shares.

(c) Threshold. The requirement of this Section 7.5 shall not apply until such time as any sale, grant or issuance of shares of Ramtron Common Stock that, together with any previous sales, grants or issuances occurring since the date of the immediately preceding Top-Up Notice (or the date of this Agreement, if no Top-Up Notice has yet been required to be delivered) was provided to Infineon pursuant to Section 7.5(a), excluding sales, grants or issuances of shares of Ramtron Common Stock pursuant to the grant or exercise of employee, management or director stock options in accordance with Ramtron's past practices and issuances of shares of Ramtron Common Stock pursuant to the convertible securities listed on
     Schedule 4.3 of this Agreement, exceeds 3% of the Outstanding Shares as of the date on which such immediately preceding Top-Up Notice was last delivered (or the date of this Agreement, if no Top-Up Notice has yet been required to be delivered).

                                    Page-27

(d) Non-Cash Valuation. In the event that any offer, issue, grant or sale includes or is proposed to include any non-cash consideration, Ramtron and Infineon shall in good faith seek to agree upon the value of such non-cash consideration. If Ramtron and Infineon fail to agree on such value during the 15-day period contemplated by paragraph (a) of this Section, then Ramtron shall refer the items in dispute to a nationally recognized investment banking firm that is selected by Ramtron's board of directors and that shall make a final and binding determination within 10 days. The value of any securities shall be the fair market value of such securities and the value of any property other than securities shall be the fair market value of such property. If a determination under this paragraph
     (d) is required, any deadline for acceptance provided for in this Section shall be postponed until the fifth Business Day after the date of such determination. Whichever of Infineon or Ramtron whose last estimate differed the most from that finally decided by the investment banking firm shall be responsible for and pay all of the expenses of such investment banking firm. All determinations made pursuant to this paragraph (d) shall be final and binding on Infineon and Ramtron.

(e) HSR Condition. If in the reasonable judgment of Infineon, Infineon's acquisition of shares of Ramtron Common Stock upon exercise of its rights under this Section would require a filing under the HSR Act or under any similar body of law of the European Union or any Member State thereof, Ramtron and Infineon each will take such actions as may be required promptly to comply with the requirements of the HSR Act or under any similar body of law of the European Union or any Member State thereof relating to the filing and furnishing of information (an "HSR Report") to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("DOJ") or the appropriate governmental authority, such actions to include (i) preparing and cooperating with each other in preparing the HSR Report to be filed by or on behalf of each of them so as to avoid errors or inconsistencies between their HSR Reports in the description of the reported transaction and to permit the filing of their HSR Reports in a timely fashion, (ii) complying with any request for additional documents or information made by the FTC, the DOJ or any other governmental entity or by any court and assisting the other in so complying and (iii) causing all Persons which are part of the same "person" (as defined for purposes of the HSR Act) as such party to cooperate and assist in such compliance. Ramtron and Infineon each will pay any costs that it incurs in complying with the obligations set forth in this paragraph. It will be a condition precedent to the acquisition of shares of Ramtron Common Stock by Infineon that either (i) no filing under the HSR Act or under any similar body of law of the European Union or any Member State thereof by Infineon is required in connection with such acquisition or (ii) any applicable waiting period under the HSR Act or under any similar body of law of the European Union or any Member State thereof has expired or been terminated. If the applicable waiting period under the HSR Act or under any similar body of law of the European Union or any Member State thereof has not expired or been terminated within 180 days after filing of the HSR Report or if Infineon and Ramtron agree to

                                    Page-28
     withdraw the HSR Report, then Ramtron will use its reasonable best efforts to afford to Infineon the benefits intended to be provided by this Section by granting to Infineon the right to acquire, on the same terms as the securities originally to be acquired, other securities of Ramtron having substantially the same rights, privileges and preferences as the securities originally to be acquired, except that such other securities will not possess voting rights and will be convertible into the shares that Infineon was to acquire pursuant to this Section 7.5.

7.6 Ramtron Shareholder Rights Agreement. At a duly called meeting of the board of directors of Ramtron held within three (3) months from the date of this Agreement, the board of directors of Ramtron shall consider adopting a Stockholder Protection Rights Agreement (the "Ramtron Rights Agreement"), in light of the fiduciary duties of the board and whether the adoption of a Ramtron Rights Agreement is fair to, advisable and in the best interests of the Ramtron and its stockholders. In the event that Ramtron adopts a Ramtron Rights Agreement, it shall be in a form reasonably acceptable to Infineon, and shall, among other things, provide for an exception to the definition of "Acquiring Person" to exclude therefrom Infineon and its affiliates (together, the "Grandfathered Entities"). In addition, from and after the date of any adoption, Ramtron shall not (i) amend or supplement the Ramtron Rights Agreement in any manner which would adversely affect the rights of the Grandfathered Entities thereunder or (ii) adopt or implement any other stockholder protection rights agreement or any similar plan or arrangement unless such agreement, plan or arrangement is in no way less favorable to the Grandfathered Entities than the Ramtron Rights Agreement.

7.7 Takeover Statute. If any Takeover Statute is or may become applicable to the transactions contemplated by this Agreement, Ramtron and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

7.8 EMS Right of First Offer. (a) Right of First Offer. For so long as Infineon Beneficially Owns a number of shares of Ramtron Common Stock equal to or greater than five percent (5%) of the Outstanding Shares as of the Initial Closing Date, (the "Right of First Offer Period"), if Ramtron or any of its affiliates propose to Transfer Beneficial Ownership of any shares of capital stock of Enhanced Memory Systems, Inc., a Delaware corporation and majority-owned subsidiary of Ramtron ("EMS"), Ramtron shall give Infineon the opportunity, in the following manner, to purchase such shares of capital stock of EMS and shall not effect any proposed Transfer without complying with the following procedures:

(b) Notice; Consultation. Ramtron shall give written notice (the "Right of First Offer Notice") to Infineon of its or any of its affiliates' intent to Transfer such shares of capital stock of EMS, (the "First Offer Shares") and, if known, the identity of proposed transferees. For a period of 30 days following Infineon's receipt of a First Offer Notice, Ramtron

                                    Page-29
     or such affiliate shall discuss in good faith with Infineon the possibility of effecting such a transaction with Infineon, and during such 30-day period, Ramtron or such affiliate shall negotiate in good faith and exclusively with Infineon to determine whether it is possible to agree to such a transaction with Infineon, but neither party shall be obligated to enter into any agreement to do so.

(c) Infineon Offer; Acceptance. In the event that Ramtron or such affiliate and Infineon shall not have agreed on the terms of a transaction with respect to the First Offer Shares, Infineon shall, at or prior to the conclusion of such 15-day period, deliver to Ramtron either (i) a statement of Infineon's final offer price with respect to the First Offer Shares (an "Infineon First Offer Notice"), which notice shall constitute a bona fide offer by Infineon to Ramtron or such affiliate to acquire all of the First Offer Shares at such price, or (ii) a written notice stating that Infineon is not interested in making a final offer for the First Offer Shares (an "Infineon First Offer Rejection Notice"). In the event that Ramtron or such Affiliate elects to sell the First Offer Shares to Infineon pursuant to the Infineon Offer Notice, it shall provide written notice to such effect (a "Ramtron Acceptance Notice") to Infineon within 10 days of receipt of the Infineon First Offer Notice. The closing of any purchase by and sale to Infineon of the First Refusal Shares shall take place, to the extent legally practicable, on such date that is no less than 5 and no more than 30 days following the date of the Infineon Acceptance Notice, as Infineon and Ramtron shall mutually agree. At such closing: (i) Ramtron shall deliver to Infineon certificates representing the First Offer Shares being sold, free and clear of any lien; (ii) Infineon shall deliver to Ramtron the consideration to be paid for such First Offer Shares in accordance with Section 7.8(b); and (iii) Ramtron and Infineon shall execute or cause to be executed such other documents and take or cause to be taken such other actions as shall be reasonably necessary to consummate the purchase and sale of the First Offer Shares on the terms contemplated by the Offer Terms and the other terms and conditions set forth in this Section 7.8. Infineon and Ramtron each will pay any costs that it incurs in complying with the obligations set forth in this paragraph. In the event that Ramtron or such affiliate elects not to sell the First Offer Shares to Infineon pursuant to the Infineon Offer Notice, it shall provide written notice to such effect (an "Ramtron Rejection Notice") within 10 days of receipt of the Infineon Offer Notice.

(d) Transfers to Third Parties. In the event that the First Offer Shares are not acquired by Infineon pursuant to Section 7.9(b), for a period of one hundred twenty (120) days from the date of delivery of either (i) a Ramtron Rejection Notice or (ii) an Infineon Rejection Notice, Ramtron or such affiliate shall be free to negotiate and to initiate and hold discussions with other potential purchasers, and to consummate a sale of any or all of the First Offer Shares to one or more third parties; provided, however, that if Infineon has delivered a Infineon Offer Notice, the purchase price of such First Offer Shares payable by each such third party must be at least equal to the purchase price thereof set forth in

                                    Page-30
     such Infineon Offer Notice, with non-cash consideration valued by the Ramtron board of directors in good faith, and all other terms and conditions shall not be materially less favorable to Ramtron or such affiliate than those contained in the Infineon Offer Notice; provided, further, that if the closing of any such purchase is subject to the making of any necessary filings with, the expiration of any applicable waiting periods imposed by, or obtaining any approvals from, any governmental entities, such purchase may be consummated at any time prior to 15 days after the expiration of such waiting period or the granting of such consent or approval, as the case may be.

(e) Subsequent Application. If Ramtron or such Affiliate shall not have consummated the Transfer of all of the First Offer Shares prior to the expiration of the period specified in the foregoing paragraph (c), then the provisions of this Section 7.9 shall again apply, and Ramtron or such Affiliate shall not Transfer any of such shares of capital stock of EMS without again complying with this Section.

7.9 Infineon Standstill. (a) From the Initial Closing Date until the earlier of (i) the date eighteen (18) months after the Initial Closing Date, (ii) the date on which (A) a Change of Control of Ramtron shall have occurred,
(B) Ramtron shall have publicly announced, directly or indirectly, its willingness to recommend or support a transaction that would constitute a Change of Control of Ramtron, or (C) a third party shall have publicly announced, directly or indirectly, its intention to launch or commence an unsolicited bid or offer or transaction that would result in a Change of Control of Ramtron, or (iii) the date on which Ramtron settles, without the consent of Infineon, in a manner that would be materially adverse to Ramtron, as a whole, or Ramtron's rights to or ability to license and use the Ramtron Intellectual Property, or receives an adverse, final and nonappealable judgment in its patent interference proceeding between Ramtron, National Semiconductor Corporation, and the United States Department of the Navy, Infineon, without the prior written consent of Ramtron, shall not, and shall not suffer or permit any subsidiaries of Infineon to, whether acting alone or in concert with others, except for the Ramtron Shares issued to Infineon in connection with this Agreement, acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase, gift or otherwise, Beneficial Ownership of any shares of Ramtron Common Stock (the "Stock Limitation").

(b) No violation of Section 7.9 shall be deemed to occur as a result of the acquisition by Infineon, or any affiliate or associate of Infineon, of Beneficial Ownership of shares of Ramtron Common Stock in excess of the Stock Limitation (i) as a result of (A) any stock repurchase or similar transaction undertaken by Ramtron or its affiliates that shall cause Infineon's percentage ownership in the Outstanding Shares to exceed the Stock Limitation even though the number of Shares Beneficially Owned by Infineon and its affiliates and associates remains unchanged; (B) any acquisition of voting securities of another corporation by Infineon or any affiliate or associate of Infineon in a bona fide acquisition of a

                                    Page-31
     business, the primary purpose of which is not to acquire shares of Ramtron Common Stock, which results in Infineon or any such affiliate or associate becoming the Beneficial Owner of additional shares of Ramtron Common Stock; (C) any stock split, stock dividend or other distribution relating to shares of Ramtron Common Stock; or (D) pursuant to Section 7.5 of this Agreement; or (ii) in the event that Ramtron invites, requests or otherwise solicits Infineon or any of its affiliates or associates to acquire, offer to acquire or agree to acquire, by purchase or otherwise, Beneficial Ownership of such shares of Ramtron Common Stock.

7.10  Ramtron Right of First Refusal.

(a) For so long as Infineon Beneficially Owns a number of shares of Ramtron Common Stock equal to or greater than five percent (5%) of the Outstanding Shares, if Infineon proposes to Transfer Beneficial Ownership of an amount Ramtron Shares (the "First Refusal Shares") greater than 1% of the Outstanding Shares to a Person other than an Affiliate of an Infineon, Infineon shall give Ramtron three (3) Business Days advance written notice (the "First Refusal Notice") of its intent to make such Transfer and the amount of First Refusal Shares to be Transferred.

(b) Ramtron may elect, in its sole discretion, to purchase the First Refusal Shares specified in such notice, by providing written notice to Infineon of its intent to do so within three Business Days of its receipt of the First Refusal Notice (the "Ramtron Acceptance Notice"), which shall state that Ramtron is electing to purchase all of such First Refusal Shares, at a price equal to the Average Closing Price of such First Refusal Shares as of the date on which the First Refusal Notice was sent. If Ramtron elects to purchase such Shares, the closing for such purchase shall be on the third Business Day following delivery of the Ramtron Acceptance Notice, at which time Ramtron shall pay for the First Refusal Shares and Infineon shall deliver the First Refusal Shares to Ramtron.

(c) If Ramtron fails to elect to purchase all the First Refusal Shares specified in the First Refusal Notice within the three (3) day time period specified in paragraph (a) of this Section 7.10, then Infineon (i) shall be under no obligation to sell any of the First Refusal Shares to Ramtron, unless Infineon so elects, and (ii) may, within a period of 120 days from and after the date of the First Refusal Notice, Transfer up to all of the First Refusal Shares.

(d) Subsequent Application. If Ramtron does not elect to purchase all the First Refusal Shares at a price equal to the Average Closing Price of such First Refusal Shares as of the date on which the First Refusal Notice was sent and Infineon shall not have consummated the Transfer of all of the First Refusal Shares to a third party or third parties prior to the expiration of the 120-day period specified in the foregoing paragraph (d), then the provisions of this Section 7.10 shall again apply, and Infineon shall not Transfer any of such First Refusal Shares not so Transferred without again complying with this Section 7.10.

                                    Page-32

                                   SECTION 8

                                INDEMNIFICATION

8.1 Survival of Representations, Warranties and Covenants. The representations, warranties, and covenants contained herein and in any certificate or other writing delivered pursuant hereto shall survive for a period of two (2) years following the execution and delivery hereof, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period).

8.2  Indemnification of Ramtron.  Subject to the limitations contained in this
Section 8, Infineon shall defend, indemnify and hold harmless Ramtron and its respective officers, directors, stockholders, employees and agents from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys' fees ("Claims and Liabilities") with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by Infineon in this Agreement, or (ii) the breach of any covenant or agreement made by Infineon in this Agreement.

8.3  Indemnification of Infineon.  Subject to the limitations contained in this
Section 8, Ramtron shall defend, indemnify and hold harmless Infineon and its respective officers, directors, stockholders, employees and agents from and against any and all Claims and Liabilities with respect to or arising from
(i) the breach of any warranty or any inaccuracy of any representation made by Ramtron in this Agreement, or (ii) the breach of any covenant or agreement made by Ramtron in this Agreement.

8.4 Limitations on Indemnification. (a) Notwithstanding anything to the contrary contained herein, neither Infineon, on the one hand, nor Ramtron, on the other hand, shall indemnify the other, as applicable, or any of their respective subsidiaries or any directors, officers, employees or agents of any of the foregoing, as applicable, for any Claims and Liabilities which such party(ies) would otherwise be entitled to indemnification pursuant to Section
8.2 or 8.3, unless the aggregate amount of all such Claims and Liabilities incurred by such party(ies) exceeds $500,000 (the "Deductible Amount"), in which event such party(ies) shall be liable only for the amount of such Claims and Liabilities which exceeds the Deductible Amount; provided, that the aggregate liability of Infineon, on the one hand, and Ramtron, on the other hand, under this Section 8 (other than with respect to any intentional or willful breach or failure to perform) shall in no event exceed $15,000,000.

(b) Anything to the contrary notwithstanding, neither Infineon, on the one hand, nor Ramtron, on the other hand, shall indemnify the other, as applicable, or any of their respective subsidiaries or any directors, officers, employees or agents of any of the foregoing, as applicable, in respect of any Claims and Liabilities which are covered by insurance owned by such party(ies) to the extent that any net loss is reduced by such insurance. To the extent quantifiable, the parties shall make appropriate adjustments to take into account the tax benefits or costs in determining the amount of indemnification to be provided hereunder.

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
8.5 Claims Procedure. In respect of any third-party claims for which indemnification is sought hereunder, promptly after the receipt by any indemnified party (the "Indemnitee") of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the "Indemnifying Party") pursuant to this Section 8, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this
Section 8, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at his or its own expense and by his or its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Section 8 to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnity's failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Section 8, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnitee is defending the claim as set forth above, the Indemnitee shall have the right to settle or compromise any claim against it after consultation with, but without the prior approval of, any Indemnifying Party; provided, however, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee; provided, however, that if the Indemnitee shall fail to consent to the settlement of such a claim by the Indemnifying Party, which settlement (i) the claimant has indicated it will accept, and (ii) includes an unconditional release of the Indemnitee and its affiliates by the claimant and imposes no material restrictions on the future activities of the Indemnitee and its affiliates, the Indemnifying Party shall have no liability with respect to any payment required to be made to such claimant in respect of such claim in excess of the proposed amount of settlement.

                                    Page-34

8.6 Treatment of Indemnity Payments. Any payments pursuant to this Section 8 shall be made by wire transfer of immediately available funds.

8.7 Exclusive Remedy. Each of the parties hereto acknowledges and agrees that, from and after the Closing Date, its sole and exclusive monetary remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this
Section 8, except that nothing in this Agreement shall be deemed, to constitute a waiver of (A) any injunctive or other equitable remedies or (B) any tort claims of, or causes of action arising from, intentional or fraudulent misrepresentation or deceit.

                                  SECTION 9

                                MISCELLANEOUS

9.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, except with respect to matters relating to the authorization and issuance of the Infineon Shares and the Ramtron Shares, which shall be governed by the relevant laws of the Federal Republic of Germany and Delaware, respectively.

9.2 Jurisdiction. (a) Infineon and Ramtron agree that any dispute based on any matter arising out of or in connection with this Agreement or the transactions contemplated hereby shall first be submitted to the following dispute settlement procedure:

    (i) the party wishing to resolve such dispute shall provide written notice to the other party outlining the nature of such dispute and a date, not less than fourteen (14) Business Days after the date of such notice, at which a Senior Director or more senior officer of Infineon and a Vice President or more senior officer of Ramtron shall meet at a mutually convenient location in order to attempt to resolve such dispute;

   (ii) if the senior management referred to in clause (i) above do not resolve the dispute, either party may make a written request within ten (10) Business Days following the meeting thereof for formal dispute resolution and specify the scope of the dispute in such request;

  (iii) within twenty (20) days after such written request, the parties agree that a Senior Director or more senior officer of Infineon and a Vice President or more senior officer of Ramtron shall meet for one day with an impartial mediator and consider dispute resolution alternatives; and

   (iv) if an alternative method of dispute resolution is not agreed upon within twenty (20) days after the one (1) day mediation, either party may proceed as set forth in Sub-sections (b) and (c) of this Section 9.

                                    Page-35

The language of any proceedings under this Sub-section (a) shall be the English language.

(b)  Subject to exhaustion of the remedies set forth in Sub-section (a) of this
     Section 9.2, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be resolved by final and binding arbitration administered by the American Arbitration Association ("AAA") in The City of New York, in accordance with the International Arbitration Rules of the AAA. Any dispute hereunder shall be resolved by majority decision of a panel of three arbitrators, one to be chosen by each party and the third to be chosen by mutual agreement of the parties. Either party shall have the option, in its sole discretion, to elect that the arbitration be conducted under the AAA Expedited Procedures in accordance with such rules. Judgment on the award rendered by the arbitrators may be entered in the United States federal district court for the Southern District of New York.

(c) The parties shall bear their own costs in connection with any actions under Sub-Section (a) of this Section 9.2 and, save where there is a mediator or arbitrator ruling to the contrary, any reasonable expenses incurred by the prevailing party in connection with any mediated or arbitration-determined proceedings arising under this Agreement or the transactions contemplated hereby shall be reimbursed to such prevailing party by the losing party.

9.3 Specific Enforcement. Infineon and Ramtron acknowledge and agree that irreparable damage would occur in the event that the provisions of Section 5.1 or 5.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of Section 5.1 and to enforce specifically the terms and provisions thereof in the United States federal district court for the Southern District of New York.

9.4 Successors and Administrators. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and administrators of the parties hereto. This Agreement may not be assigned by either party without the prior written consent of the other party.

9.5 Third-Party Beneficiaries. Except as otherwise expressly provided herein, this Agreement will not confer any rights or remedies upon any person other than the parties to this Agreement and their respective successors and permitted assigns.

9.6 Entire Agreement; Amendment. This Agreement (including the Exhibits, Schedule and Annexes hereto), the Transaction Agreements and the other documents delivered pursuant hereto or incorporated herein constitute the full and entire understanding and agreement between the parties and supercedes all

                                    Page-36
other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. The parties expressly acknowledge that in entering this agreement, they have not relied on any representations, written or unwritten, other than those expressly set forth herein. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed on behalf of all parties hereto by their duly authorized representatives.

9.7 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by prepaid recognized international courier, delivered either by hand or by messenger, or transmitted by electronic telecopy (fax) addressed:

If to Ramtron, at:

Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, Colorado 80921
USA
Attn:  Chief Executive Officer
Fax: 719 481 9294

with a copy to:

Coudert Brothers
950 Seventeenth Street
Suite 1800
Denver, Colorado 80202
USA
Attn:  John A. St. Clair
Fax:  303 607 1080

If to Infineon, at:

Infineon Technologies AG
Attn.: Arno Paetzold
M&A Department
St.-Martin-Strasse 53
D-81541 Munich
Germany
Fax:  49 89 234  8  5872

with copies to:

Infineon Technologies AG
Attn:  General Counsel
St.-Martin-Strasse 53
D-81541 Munich
Germany
Fax:  49 89 234 2 6583

                                    Page-37

And,

Sullivan & Cromwell
Attn:  David B. Rockwell
Neue Mainzer Strasse 52
60311 Frankfurt am Main
Germany
Fax:  49 69 7191 2610

or at such other address as either party shall have furnished to the other in writing in the manner set forth herein. All such notices and other written communications shall be conclusively deemed to have been duly given (i) if sent by an internationally recognized overnight courier, three (3) Business Days after dispatch, (ii) if delivered by hand, on the next Business Day, or
(iii) if faxed, within one Business Day after confirmation of the successful transmission thereof.

9.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party hereto upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.9 Severability. In case any provision of the Agreement or any other agreement between the parties shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the parties shall cooperate in good faith to amend this Agreement in order to give effect to the original agreement contemplated hereby.

9.10 Confidential Information. Each party acknowledges that the information received by it pursuant hereto may be confidential and proprietary to the other party. Disclosures and exchange of confidential information between Infineon and Ramtron with respect to performance of this Agreement and the existence of this Agreement and its terms shall be governed by the terms of the Non-Disclosure Agreement (NDA) dated October 11, 2000.

9.11 Press Releases, Etc. It is currently intended that on or before the next trading day after the date of this Agreement, Infineon and Ramtron may issue a joint press release in a form to be agreed to by the parties disclosing that Infineon has invested in Ramtron. Other press announcements regarding Ramtron or Infineon with respect to the investment made by Infineon hereby shall only be made with both Ramtron's and Infineon's prior written consent, such consent not to be unreasonably withheld.

                                    Page-38

9.12 Expenses. Except as otherwise expressly provided herein, each of Infineon and Ramtron shall bear its own costs and expenses incurred in connection with the execution of this Agreement and the transactions contemplated hereby.

9.13 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

9.14 Definitions. All references to "Infineon" in Section 3 shall be deemed to mean "Infineon and its subsidiaries, collectively and singly" unless the context clearly requires the reference to mean "Infineon" singly. All references to "Ramtron" in Section 4 shall be deemed to mean "Ramtron and its subsidiaries, collectively and singly" unless the context clearly requires the reference to mean "Ramtron" singly.

9.15 Scope. To the extent legally possible, each party hereto shall be responsible for the actions of all entities under its control and shall cause such entities to comply with the terms of this Agreement wherever applicable.

9.16 Counterparts. This Agreement may be executed in two or more counterparts any of which may be delivered by facsimile transmission, each of which shall be an original, and all of which together shall constitute one instrument.

                              EXECUTION PAGE

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

INFINEON TECHNOLOGIES AG

By: /S/ Harald Eggers
Name: Harald Eggers
Title: Sr. Vice President & General Manager

By: /S/ Klaus Fleischmann
Name: Klaus Fleischmann
Title: Sr. Director, Business Development and Relations


RAMTRON INTERNATIONAL CORPORATION

By: /S/ L. David Sikes
Name: L. David Sikes
Title: Chairman and CEO

                                    Page-39

                                 Schedule 4.3

                       RAMTRON INTERNATIONAL CORPORATION
                            Convertible Securities

                                                             Number of Common
                                                            Stock Shares Issued
Name and Address                        Instrument            Upon Conversion
---------------------------------    -------------------    -------------------

Mr. Edwin Hill, Trustee              $7M Promissory Note         1,400,000
National Electrical Benefit Fund     @ $5.00
1125 15th Street, Suite 1202
Washington, DC 20005

Mr. Edwin Hill, Trustee              Warrant @ $2.25               805,697
National Electrical Benefit Fund     Warrant @ $2.25               100,000
1125 15th Street, Suite 1202
Washington, DC 20005

Lawrence Fleischman                  Warrant @ $5.00                 8,059
Capital Vision Group, Inc.
350 Vanderbilt Motor Parkway
Suite 404
Hauppauge, NY 11788

Mr. Brad A. Gordon                   Warrant @ $5.00                12,088
Kim Enterprises, LP
101 E. Kennedy Boulevard, Suite 3300
Tampa, FL 33602

Morgan Frank                         Warrant @ $10.813              70,000
Hollis Capital Partners              Warrant @ $16.220              70,000
One Sansome Street, 39th Floor
San Francisco, CA 94104

Morton Cohen                         Warrant @ $10.813              53,035
Clarion Capital Corporation          Warrant @ $16.220              43,035
1801 East 9th Street, Suite 1120
Cleveland, OH 44144

Morton Cohen                         Warrant @ $10.813              25,103
Clarion Partners,LP                  Warrant @ $16.220              18,003
1801 East 9th Street, Suite 1120
Cleveland, OH 44144

Morton Cohen                         Warrant @ $10.813              10,254
Clarion Offshore Fund                Warrant @ $16.220               7,354
1801 East 9th Street, Suite 1120
Cleveland, OH 44144

                                    Page-40

Mr. Howard Sutton                    Warrant @ $10.813              50,000
Tera Capital LP                      Warrant @ $16.220              50,000
366 Adelaide Street, East
Suite 337
Toronto, Ontario M5A 3X9
Canada

Mr. Howard Sutton                    Warrant @ $10.813              50,000
Brant Investments Ltd.               Warrant @ $16.220              50,000
366 Adelaide Street, East
Suite 337
Toronto, Ontario M5A 3X9
Canada

Robert W. Ledoux                     Warrant @ $10.813              22,098
Venture Growth Associates            Warrant @ $16.220              22,098
Embarcadero Corporate Center
2479 E. Bayshore, Suite 710
Palo Alto, CA  94303

Patricia E. Mudge                    Warrant @ $16.220              22,098
2234 Del Mar Heights Road
Del Mar, CA 92014

Mr. Jeb Besser                       Warrant @ $16.220              30,000
JEB Partners, LP                     Warrant @ $5.00               124,000
2 International Place, 24th Floor
Boston, MA 02110

Mr. Jeb Besser                       Warrant @ $16.220              22,500
JEB Investments, Ltd.                Warrant @ $5.00                96,000
2 International Place, 24th Floor
Boston, MA 02110

Alan R. Brudos                       Warrant @ $10.813              44,196
Jupiter Partners                     Warrant @ $16.220              44,196
c/o Bryan & Edwards
600 Montgomery Street
35th Floor
San Francisco, CA  94111

James R. Berdell                     Warrant @ $10.813             100,000
Venture Growth Associates            Warrant @ $16.220             100,000
Embarcadero Corporate Center
2479 E. Bayshore, Suite 710
Palo Alto, CA  94303

Mr. Tom Frye                         Warrant @ $10.813             353,569
Castle Creek Technologies            Warrant @ $16.220             353,569
77 W. Wacker Drive, Suite 4040
Chicago, IL 60601

                                    Page-41

Mr. Edward A. Zabitsky               Warrant @ $10.813              35,957
ACI Research                         Warrant @ $16.220              35,957
476 Spadina Road
Toronto, Ontario M5P 2W8
Canada

L. David Sikes                       Warrant @ $6.88               667,000
1850 Ramtron Drive
Colorado Springs, CO 80921

Jan-Charles Fine                     Warrant @ $17.00               25,000
c/o Pro Tem Partners Inc.
18 Page Road
Weston, MA 02493

Crisostomo B. Garcia, Trustee        Series A Preferred             39,670
Crisostomo B. Garcia Trust           Stock - 193 shares
Dated 6/8/93                         @ $5.00
P.O. Box 9248
17950 Circa Oriente
Rancho Santa Fe, CA 92067

Jonathan Glaser                      Series A Preferred             73,380
JMG Capital Partners, LP             Stock - 357 shares
1999 Avenue of the Stars             @ $5.00
Suite 2530
Los Angeles, CA  90067

Jonathan Glaser                      Series A Preferred             73,380
Triton Capital Holdings, Ltd.        Stock - 357 shares
1999 Avenue of the Stars             @ $5.00
Suite 2530
Los Angeles, CA  90067

Additionally, Ramtron International Corporation has 3,238,691 employee stock options, convertible into 3,238,691 shares of Ramtron Common Stock,outstanding.

                                    Page-42

                                  EXHIBIT 2.1

                                                        Version as of June 2000

                           Articles of Association
                                     of
                          Infineon Technologies AG

                           I.  General Provisions

                                  SECTION 1

         Company Name, Registered Place of Business and Fiscal Year
         ----------------------------------------------------------

(1)  The business name of the company is

                   Infineon Technologies AG.

(2)  The company's registered place of business is Munich.

(3) The business year runs from October 1, of each year until September 30, of the following year.

                                  SECTION 2

                           Object of the Enterprise
                           ------------------------

(1) The object of the enterprise is direct or indirect activity in the area of research, development, manufacture and marketing of electronic components, electronic systems and software, as well as the performance of services related thereto.

(2) The company is entitled to perform all acts and take all steps which appear likely to directly or indirectly promote the achievement of the company's aims.

(3) The company may establish subsidiaries and branches in Germany and abroad, and can participate in other enterprises. The company can buy or sell enterprises, combine them under single management and conclude enterprise agreements with them or restrict itself to managing the participation. It is entitled to spin off its operations - as a whole or in part- into affiliated enterprises.

                                    Page-43

                                  SECTION 3

                                Announcements
                                -------------

Announcements of the company shall be made by publication in the Federal
Gazette.


                      II.  Registered Capital and Shares

                                  SECTION 4

               Amount and Division of the Registered Capital
               ---------------------------------------------

(1) The registered capital of the company is EUR 1,251,003,014 (in words: one billion two hundred fifty one million three thousand and fourteen Euro). It is divided into 625,501,507 registered individual non-par value bearer shares.

(2) The management board is authorized to increase the registered capital in the period until March 31, 2004, once or in partial amounts, with the consent of the supervisory board, by up to a total of EUR 120,000,000 through the issue of new shares in return for contributions in cash (authorized capital I). The shareholders shall be granted a subscription right. The subscription rights of the shareholders may be excluded,

     (a)  to the extent that fractional residual amounts must be balanced out;

     (b) to the extent which it is necessary to grant a subscription right to new shares to the holders of subscription warrants or the holders of convertible bonds issued by the company or its subsidiaries, as they would be entitled to after the exercise of the option or conversion rights or after the fulfillment of conversion duties.

     (c) if the proportion of the registered capital represented by the new shares exceeds neither a total of ten percent of the registered capital existing at the time this authorized capital is registered, nor a total of ten percent of the registered capital existing at the time of the issue of new shares, and the issue price of the new shares is not considerably less (within the meaning of paragraph 1 and 2 of Section 203 of the Stock Corporation Act, and paragraph 3, sentence 4 of Section 186 of the Stock Corporation Act) less than the stock exchange price.

                                    Page-44

(3) The management board is authorized to increase the registered capital in the period until March 31, 2004, once or in partial amounts, with the consent of the supervisory board, by up to a total of EUR 120,000,000 through the issue of new shares in return for contributions in cash for the purpose of issuing shares to employees of the company (authorized capital II). In this context, the subscription rights of the shareholders are excluded. The management board shall decide on the further content of the share rights and the conditions of the share issue with the consent of the supervisory board.

(4) The management board is authorized to increase the registered capital of the company at any time until March 31, 2004, once or in partial amounts, with the consent of the supervisory board, by up to a total of EUR 237,581,846 through the issue of new shares in return for contributions in kind (authorized capital III). In this context, the subscription rights of the shareholders are excluded. The management board shall decide on the further content of the share rights and the conditions of the share issue with the consent of the supervisory board.

(5) The management board shall specify the form and the content of share certificates and any dividend coupons and renewal coupons with the consent of the supervisory board.

(6) A claim of the shareholders for the certification of their shares and their dividend rights is excluded to the extent permissible by statute, unless a certification is required by the rules of an exchange on which the shares are listed. The company is entitled to issue share certificates which represent individual shares (single share certificates) or several shares (collective shares).

(7) The registered capital is contingently increased up to a nominal amount of EUR 96,000,000. The contingent capital increase shall be implemented exclusively by the issue of up to 48,000,000 new registered non-par value bearer shares with entitlement to profits as of the beginning of the fiscal year of their issue and only to the extent that the holders of subscription rights granted under the share option plan of Infineon Technologies AG for 1999 on the basis of the authorization issued on October 18, 1999 and February 16, 2000, exercise their subscription rights ("Contingent Capital I").

(8) The registered capital is contingently increased by up to 50,000,000 through the issue of up to 25,000,000 new shares. This contingent capital increase is implemented only to the extent that

     a) the holders or creditors of conversion rights or subscription warrants which are attached to the convertible bonds or bonds with warrants to be issued by the company or its direct or indirect majority holding companies by November 30, 2004, exercise their conversion or option rights, or that

                                    Page-45

     b) the holders or creditors of the convertible bonds to be issued by November 30, 2004 by the company or its direct or indirect majority holding companies, who are obliged to convert their convertible bonds, meet this obligation.

     The new shares provide for the entitlement to profits as of the beginning of the fiscal year as of which they are created as a result of the exercise of conversion or option rights or of the fulfillment of obligations to convert convertible bonds ("Contingent Capital II").

                             III.  The Management Board

                                     SECTION 5

                          Composition and Rules of Procedure
                          ----------------------------------

(1) The management board consists of at least two persons. The supervisory board shall determine their number. The supervisory board appoints the members of the management board. It can appoint a chairman and a deputy chairman of the management board.

(2) The company is legally represented by two members of the management board or by one member of the management board and one procurist. Deputy members of the management board are equal to ordinary members in this respect.

     Otherwise, the company is represented by procurists or other authorized signatories subject to further specification by the management board.

(3) The management board shall pass rules of procedure for itself by unanimous resolution of all members of the management board; these rules of procedure require the consent of the supervisory board.

                              IV.  Supervisory Board

                                     SECTION 6

               Composition, Term of Office, Resignation from Office
               ----------------------------------------------------

(1) The supervisory board consists of sixteen members, of whom eight members are elected by the shareholders and of whom eight members are elected by the employees. The election of the supervisory board members is for a period not exceeding the end of the general meeting of the shareholders which decides on the formal approval of conduct for the fourth business year after the beginning of the term of office. The business year in which the term of office begins is not included in this calculation. The general meeting of the shareholders may specify a shorter term of office for shareholders' supervisory board members when they are elected.

                                    Page-46

(2) Replacement members may be elected for several or all of the shareholders' supervisory board members to take the place of shareholders' supervisory board members who have left office prior to the end of their term or who can no longer take up office because their election was challenged. This replacement takes effect in the order laid down when the replacement members were elected. If a replacement member takes the place of a member who has left office, then the office of the replacement member shall expire at the end of the general meeting of the shareholders at which a replacement election takes place, but at the latest upon the expiry of the term of office of the supervisory board member who has left. The election of the replacement members of the supervisory board elected by the employees is governed by the provisions of Co-Determination Act.

(3) Each supervisory board member may resign from office with four weeks prior notice, even without cause, by means of written notification to the chairman of the supervisory board. The chairman of the supervisory board or, in case the chairman resigns, his deputy, can consent to this period of notice being shortened.

                                    SECTION 7

                             Chairman, Deputy Chairman
                             -------------------------

(1) Immediately after the general meeting of the shareholders at which the supervisory board members to be elected by the general meeting of the shareholders have been newly elected, a supervisory board meeting shall take place which does not have to be specially convened, at which the supervisory board elects a chairman and a deputy chairman from its midst for the duration of the relevant period in office, in accordance with the provisions of the Co-Determination Act. In addition, the supervisory board elects a second deputy chairman. One of the deputy chairmen shall take the chairman's place in all cases in which the latter is prevented from attending, unless otherwise stipulated in these articles of association. In all cases in which he acts as deputy for the chairman, he has the same rights as the chairman, with the exception of the second vote to which the chairman is entitled under the terms of the Co-Determination Act.

(2) If the chairman or a deputy chairman leave office before the end of their term, a new election for the remaining period of office of the person who has left shall take place without delay.

                                   SECTION 8

                      Committees of the Supervisory Board
                      -----------------------------------

To the extent to which statute or the articles of association permit, the supervisory board can transfer its duties and rights to its chairman, to individual members or to committees formed from its midst. If the chairman of the supervisory board belongs to a committee and if there is a tie in the voting of the committee, then he - but not his deputy - has two votes if voting is carried out a second time and once again ends in a tie.

                                    Page-47

                                   SECTION 9

                   Convocation and Passing of the Resolutions
                   ------------------------------------------

(1) The chairman shall convene the meetings of the supervisory board in writing, by facsimile or E-mail with a period of notice of at least two weeks. The day on which the notice of the meeting is sent out and the day of the meeting itself are not included in this period of notice. In case of urgency, he can shorten the period of notice to three days and can also convene the meeting orally or by telephone. The provisions in paragraph 1 and 2 of Section 110 of the Stock Corporation Act remain unaffected.

(2) Notice of the meeting must be accompanied by information about the items on the agenda and the proposed resolutions. If a matter on the agenda was not properly announced, resolutions may only be passed on it if no member of the supervisory board opposes the passing of the resolution.

(3) The chairman heads the meetings of the supervisory board. He determines the order in which the items on the agenda are dealt with, as well as the manner and order of voting.

(4) The supervisory board has a quorum if at least half of its members as required by statute participate in passing resolutions in person or by written casting of votes.

(5) Resolutions are passed with a simple majority of the votes cast, unless statute otherwise requires. This also applies to elections. In case of a tie in the voting, the chairman of the supervisory board has two votes if voting is carried out a second time on the same item and again results in a tie.

(6) An absent member can have his written vote handed in by another member of the supervisory board

(7) Resolutions can be passed outside meetings in writing, by facsimile or by E-Mail, unless a member of the supervisory board objects to this procedure without delay.

(8) Minutes shall be taken of the meetings and resolutions of the supervisory board. They shall be signed by the chairman and sent to all supervisory board members in copy.

(9) The chairman shall act for the supervisory board if declarations to the implementation of resolutions must be given or received. The documents and announcements of the supervisory board shall be signed by the chairman.

                                    Page-48

                                   SECTION 10

                   Duties and Powers of the Supervisory Board
                   ------------------------------------------

(1) The supervisory board shall appoint the management board and shall supervise its management.

(2) The management board shall report to the supervisory board to the extent specified by statute. In addition, the supervisory board can require reports about all matters of the company, about its legal and business relations with affiliated companies and about business transactions at these enterprises which may be of material importance for the situation of the company.

(3)  The supervisory board shall establish rules of procedure for itself.

(4) The supervisory board is entitled to alter the articles of association if such alterations only relate to its wording.

(5) The members of the supervisory board must maintain silence about confidential information and secrets of the company, namely trade or business secrets, which become known to the supervisory board members through their membership in the supervisory board. If a member of the supervisory board intends to disclose to a third party, confidential information and secrets, in particular information about the contents and course of supervisory board meetings and about the contents of submissions to and resolutions of the supervisory board, he must first inform the chairman of the supervisory board in order to resolve any differences in opinion relative to any duty of confidence.

                                   SECTION 11

                                  Remuneration
                                  ------------

(1) Each member of the supervisory board shall receive a fixed remuneration payable at the end of the company's fiscal year in the amount of EUR 25,000 per full fiscal year. Supervisory board members who join the supervisory board during the current fiscal year or who leave the supervisory board shall receive a corresponding pro rata portion of this remuneration. The chairman of the supervisory board shall receive two times that amount and each deputy chairman and each other member of any committee of the supervisory board, with the exception of the members of committees of the supervisory board which have to be created due to statutory provisions, shall receive one and a half time this amount. In addition, each member of the supervisory board shall receive 1500 appreciation rights (Wertsteigerungsrechte) per year to be granted and exercised in accordance with the provisions of the share option plan approved by the general meeting of the shareholders applicable in the year of the granting of the appreciation rights. Such appreciation rights include not the entitlement to subscribe to shares but only to receive compensation in cash.

                                    Page-49

(2) The company shall reimburse the members of the supervisory board for their cash expenses and the value added tax on their remuneration, if they can and do invoice these separately.

                     V.  General Meeting of the Shareholders

                                  SECTION 12

                  Ordinary General Meeting of the Shareholders
                  --------------------------------------------

The ordinary general meeting of the shareholders shall take place within the first eight months of the business year. Its agenda shall include regularly

(a) the submission of the annual financial statements with the situation report of the management board and the report of the supervisory board;

(b) the passing of a resolution on the appropriation of the balance sheet profit;

(c) the formal approval of conduct of the management board and the supervisory board

(d)  the election of the auditor

                                   SECTION 13

                             Place and Convocation
                             ---------------------

(1) The general meeting of the shareholders shall be convened by the management board or the supervisory board. It shall take place at the company's registered place of business in a German city with a stock exchange. As far as legally permissible, the general meeting of the shareholders may also take place at other places where a stock exchange on which the company's shares are admitted for trading is located.

(2) The convocation must be announced at least one month before the end of the day by which the shareholders must register. The day on which the convocation of the meeting is announced and the day by which the shareholders must register for the meeting shall not be included in the calculation of the required period.

                                    Page-50

                                   SECTION 14

         Conditions for Participation and the Exercise of Voting Rights
         --------------------------------------------------------------

Shareholders are entitled to participate in the general meeting of the shareholders, and to exercise their voting rights, if they are entered in the register of shareholders and have registered for the meeting in good time. They must register for the meeting in writing, by facsimile or E-Mail with the management board at the company's registered place of business. There must be at least two days between the day of registration and the day of the general meeting of the shareholders

                                  SECTION 15

                            Direction and Course
                            --------------------

(1) The chairman of the supervisory board shall preside over the general meeting of the shareholders. If he is unable to attend, this function shall be assumed by a member of the supervisory board named by him. If no such member has been named by him, this function shall be assumed by the member chosen by the shareholders' supervisory board members in accordance with paragraph 3 of Section 27 of the Co-Determination Act. If none of these has appeared at this meeting or is willing to chair the meeting, the shareholders' supervisory board members who are present shall elect a person as chairman of the meeting.

(2) The chairman of the meeting shall regulate the course of the general meeting of the shareholders. He can make use of assistants for this, in particular in the exercise of the right to supervise internal meetings. He determines the order in which speakers take the floor and can order a restriction of the time allowed for speaking, or the end of the debate on individual items on the agenda, if this is necessary for the proper conduct of the general meeting of the shareholders.

(3) The chairman of the meeting determines the order of items to be discussed and the voting, as well as the voting procedure. If voting cards or other data carriers are used, he can stipulate that several votes may be collected together.

(4) Shareholders who do not wish to participate in the voting must notify the chairman of the meeting of this before the start of the voting, in the form specified by the chairman; in order to calculate the results of voting, only the votes against and the abstentions will be counted; votes of shareholders present or represented who have not declared their non-participation in the voting, have not voted no and have not abstained, will be counted as a yes.

(5)  The chairman of the meeting can change the voting procedures laid out in
     (3) and (4) and can also order other procedures, especially by allowing votes through "calling out" or through a show of hands.

                                    Page-51

                                    SECTION 16

                                   Voting Right
                                   ------------

(1)  Each share carries one vote.

(2)  The voting right may be exercised by written authorized proxies.

                                   SECTION 17

                              Passing Resolutions
                              -------------------

(1) Resolutions shall be passed with a simple majority of the votes cast and, in so far as a capital majority is necessary, with a simple majority of the represented registered capital, unless a higher majority is required by compulsory statutory provisions or by these articles of association.

(2) In case of elections, the nomination which attracts the most votes is considered as having been approved, with the exception of supplementary elections to the supervisory board as specified in paragraph 2, sentence 3 of Section 6; In case of a tie in the voting, the lot drawn by the chairman of the meeting shall decide.

             VI.  Annual Financial Statements and Appropriation of Profits

                                   SECTION 18

                          Annual Financial Statements
                          ---------------------------

In the first three months of the business year, the management board shall prepare the annual financial statements and the situation report for the past business year and shall submit them to the auditors. The management board shall submit to the supervisory board the auditor's report together with the annual financial statements, the situation report, and a proposal for the appropriation of the balance sheet profit, immediately upon completion of the auditors' report.

                                   SECTION 19

                           Appropriation of Profits
                           ------------------------

(1) The general meeting of the shareholders shall resolve the appropriation of the balance sheet profit.

(2) The shareholders' shares in the profits are determined in proportion to their shares of the registered capital.

                                    Page-52

(3) In case of an increase in the registered capital, the participation of the new shares in the profits can be determined in divergence from paragraph 2 of Section 60 of the Stock Corporation Act.

                                  SECTION 20

                   Determinations of Contributions in Kind
                   ---------------------------------------

(1) The incorporator company, Siemens AG, with registered places of business in Munich and Berlin, contributes to the company, with economic effect on April 1, 1999, as a contribution in kind, all of the assets which exclusively belong to its semiconductor division, in particular:

     a) its unincorporated division internally referred to as Halbleiter, including all assets and liabilities pertaining thereto;

     b) all of its shares in the German and foreign companies listed below and belonging to the semiconductor division, in each case including the profit or loss for the current financial year:

         - interests in the nominal value of DM 240,000,000 in Siemens Microelectronics Center GmbH & Co. OHG, Dresden, registered in the commercial register of Dresden Local Court under HRA 1769,

         -  shares in the nominal value of DM 50,000 in Siemens
            Microelectronics Center Verwaltungsgesellschaft mbH, Dresden, registered in the commercial register of Dresden Local Court under HRA 9982,

         - interests in the nominal value of DM 55,300,000 in EUPEC Europaische Gesellschaft fur Leistungshalbleiter mbH & Co., KG, Warstein-Belecke, registered in the commercial register of Warstein Local Court under HRA 346,

         - shares in the nominal value of DM 60,000 in EUPEC Europaische Verwaltungsgesellschaft fur Leistungshalbleiter mbH & Co., KG, Warstein-Belecke, registered in the commercial register of Warstein Local Court under HRA 273,

         - interests in the nominal value of DM 4,279,068 in Osram Opto Semiconductors GmbH & Co OHG, Regensburg, registered in the commercial register of Regensburg Local Court under HRA 6036,

         -  shares in the nominal value of DM 24,500 in Osram
            Unternehmensverwaltung Gesellschaft mit beschrankter Haftung , Munich, registered in the commercial register of Munich Local Court under HRA 123984,

                                    Page-53

         - interests in the nominal value of DM 100,000 in Siemens Halbleiter GmbH & Co. OHG, Munich, registered in the commercial register of Munich Local Court under HRA 73932,

         - shares in the nominal value of DM 50,000 in Siemens Halbleiter Verwaltungsgesellschaft mbH, Munich, registered in the commercial register of Munich Local Court under HRB 118186,

         - interests in the nominal value of DM 15,030,000 in Semiconductor 300 GmbH & Co. KG, Dresden, registered in the commercial register of Dresden Local Court under HRA 3104,

         - shares in the nominal value of DM 25,100 in Semiconductor 300 Verwaltungsgesellschaft mbH, Dresden, registered in the commercial register of Dresden Local Court under HRB 15763,

         - interests in the nominal value of DM 2,000,000 in Epos GmbH & Co. KG, Duisburg, registered in the commercial register of Duisburg Local Court under HRB 6429,

         -  shares in the nominal value of DM 25,000 in Epos
            Verwaltungsgesellschaft mbH, Duisburg, registered in the commercial register of Duisburg Local Court under HRB 7688,

         - shares in the nominal value of DM 125,000 in Freiberger Compound Material GmbH, Freiberg/Sachsen, registered in the commercial register of Chemnitz Local Court under HRB 11609,

         - Shares (721,500,000 individual shares) in the nominal value of TWD 7,215,000,000 in ProMos Technologies, Inc., Hsin-Chu, Taiwan.

         Profits from earlier financial years (that is, profits carried forward or profits of earlier financial years on the allocation of which no resolution has been passed) also belong exclusively to the Company.

         The incorporator, Siemens AG, guarantees in relation to the contributions in kind listed above and to be contributed, that the value of the assets of the contributors in kind exceeds the liabilities relating to the contributions in kind by EUR 161,825,088 and receives in consideration of its contributions in kind a total of 80,912,544 individual shares, with an aggregate nominal value of EUR 161,825,088

(2) The incorporator Siemens Netherlands N.V., with its registered place of business in the Hague, contributes to the company, with economic effect on April 1, 1999, all of its shares in the aggregate nominal value of EUR 1,000,000 in Infineon Technologies Holding B.V., the Hague, as a contribution in kind, with the rights to participate in profit as from the incorporation of such company.

                                    Page-54

     The incorporator Siemens Netherlands N.V. guarantees, for this contribution in kind, a value of EUR 238,174,912 and receives in consideration of its contributions in kind a total of 119,087,456 individual shares, with an aggregate nominal value of EUR 238,174,912.

                                   SECTION 21

                              Costs of Formation
                              ------------------

The company bears the costs of incorporation (notary's and registration fees as well as costs of publication), estimated at DM 100,000.

                                    Page-55

                                  EXHIBIT A
                    Form of Registration Rights Agreement

                        REGISTRATION RIGHTS AGREEMENT


This Registration Rights Agreement (this "Agreement") is dated as of December XX, 2000, and is being entered by and between Infineon Technologies AG, a German stock corporation ("Infineon") and Ramtron International Corporation, a Delaware corporation (the "Company").

                                   RECITALS

WHEREAS, the Company has agreed to issue, and Infineon has agreed to subscribe for, up to 4,430,005 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock") pursuant to that certain Share Purchase Agreement, dated December 14, 2000 (the "Purchase Agreement"), by and between the Company and Infineon;

WHEREAS, Infineon has consented to certain restrictions on its right to sell Shares; provided that Infineon is granted the right to cause such Shares to be registered or qualified for trading under certain laws in order to permit a public offering of such shares in the United States if deemed necessary or appropriate by Infineon and certain other rights set forth herein; and

WHEREAS, the parties wish to make certain covenants and agreements concerning, among other things, the registration of the Shares under the Securities Act of 1933, as amended;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

Section 1.  Definitions.

As used in this Agreement, the following terms shall have the following meanings:

"Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Blackout Periods" shall have the meaning set forth in Section 2.1(b).

"Commission" shall mean the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act or the Exchange Act.

                                    Page-56

"Company" shall have the meaning set forth in the introductory paragraph to this Agreement.

"Common Stock" shall have the meaning set forth in the Recitals.

"Demand Request" shall have the meaning set forth in Section 2.1(a).

"Effectiveness Period" shall have the meaning set forth in Section 2.4(b).

"Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, or any United States federal statute then in effect that has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement United States federal statute.

"Holder" shall mean Infineon, and shall also include any assignee or transferee of a Registrable Security that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with Infineon and that agrees in writing at the time of such assignment or transfer to be bound by the restrictions set forth herein.

"Indemnified Party" shall have the meaning set forth in Section 6(e).

"Indemnifying Party" shall have the meaning set forth in Section 6(e).

"Inspectors" shall have the meaning set forth in Section 2.4(f).

"Joining Request" shall have the meaning set forth in Section 2.1(a).

"Maximum Number" shall have the meaning set forth in Section 2.1(b).

"Other Securities" shall have the meaning set forth in the definition of Registrable Securities.

"Other Stockholders" shall have the meaning set forth in Section 2.2.

"Person" shall mean an individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm or a government or agency or political subdivision thereof or other entity.

"Preliminary Prospectus" shall mean any preliminary prospectus that may be included in any Registration Statement.

"Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms

                                    Page-57
of the offering of any portion of the Registrable Securities covered by such Registration Statement, and by all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Public Offering" shall mean the offer of Common Stock on a broadly distributed basis, not limited to sophisticated investors, pursuant to a firm-commitment or best-efforts underwriting arrangement.

"Records" shall have the meaning set forth in Section 2.4(f).

"Registrable Securities" shall mean all or any portion of the Ramtron Cash Shares (as defined in the Purchase Agreement) beneficially owned by the Holder upon the Initial Closing (as defined in the Purchase Agreement) under the Purchase Agreement and all or any portion of the Ramtron Stock Shares (as defined in the Purchase Agreement) beneficially owned by the Holder upon the Final Stock Closing (as defined in the Purchase Agreement) under the Purchase Agreement. As to any particular Registrable Securities, such Shares shall cease to be Registrable Securities (a) when a Registration Statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such Registration Statement, (b) when such Shares shall have been sold under Rule 144 (or any successor provision) under the Securities Act, or (c) when such Shares shall have ceased to be outstanding. If as a result of any reclassification, stock split, stock dividend, bonus issue, business combination, exchange offer or other transaction or event, any capital stock, evidences of indebtedness, warrants, options, rights or other securities (collectively "Other Securities") are issued or transferred to a Holder in respect of Registrable Securities held by such Holder, references herein to Registrable Securities shall be deemed to include such Other Securities.

"Registration Statement" shall mean any registration statement of the Company under the Securities Act that covers any of the Registrable Securities, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statements.

"Regulations" shall mean the General Rules and Regulation of the Commission under the Securities Act.

"Rule 144" shall mean Rule 144 of the Regulations, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                                    Page-58

"Securities Act" shall mean the United States Securities Act of 1933, as amended, or any United States federal statute then in effect which has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement statute.

"Seller" shall have the meaning set forth in Section 2.1(a).

"Shares" shall have the meaning set forth in the Recitals.

"underwritten registration or underwritten offering" shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

Section 2.  Registration Rights.

2.1 Demand Rights. (a) Subject to Section 2.1(b) below, at any time, and from time to time, on or after the date on which a Holder is first permitted to sell any of the Shares pursuant to the Purchase Agreement, such Holder shall have the right to require the Company to file up to three (3) Registration Statements under the Securities Act for a Public Offering of all or part of the portion of such Holder's Registrable Securities that such Holder is then permitted to sell pursuant to Section 5.2 of the Purchase Agreement, in each case, by delivering written notice thereof to the Company specifying the number of Registrable Securities to be included in such registration and the intended method of distribution thereof (the "Demand Request"). Thereupon the Company shall prepare and file with the Commission as promptly as practicable following the receipt of notice of the Demand Request, and in any event within 60 days thereof, a Registration Statement covering, and shall use its best efforts to effect the registration under the Securities Act of, (i) the Registrable Securities included in the Demand Request, for disposition in accordance with the intended method of disposition stated in the Demand Request and (ii) any other securities as to which the holders thereof have a contractual right to register Common Stock in such a transaction and shall have made a written request (a "Joining Request") to the Company for registration thereof within ten days (or such other period as may be contractually provided) after notice of such Demand Request, all to the extent necessary to permit the sale or other disposition by such holders (each, a "Seller" and, collectively, the "Sellers") of such Registrable Securities.

(b) The Company's obligations pursuant to Section 2.1(a) above are subject to the following limitations and conditions: (i) the Company shall not be obligated to fulfill the requirements or file the Registration Statement referred to therein (A) during any period of time (not to exceed one hundred twenty (120) days in the aggregate with respect to each request) when the Company has determined to proceed with a Public Offering for its own account and, in the good faith judgment of the managing underwriter thereof, the fulfillment of such requirements or such filing would have an adverse effect on such Public Offering, (B) during any period of time (not to exceed sixty (60) days with respect to each request) when the Company is in possession of

                                    Page-59
material information that its board of directors (x) has determined, after advice of U.S. securities counsel, would be required to be disclosed in an offering registered under the Securities Act and (y) reasonably deems is in the Company's best interests not to publicly disclose, or (C) during the 90-day period following the effectiveness of any previous Registration Statement (the periods of time referred to in subclauses (A), (B) and (C) hereof being hereinafter referred to as "Blackout Periods"); provided, that the aggregate period of time during which the Company shall be relieved from its obligation to file such a Registration Statement pursuant to this clause (i) shall in no event exceed ninety (90) consecutive days with respect to each request; provided, further, that, in the case of a Blackout Period pursuant to sub-clause (i)(A) above, the Blackout Period shall earlier terminate upon the completion or abandonment of the relevant Public Offering; provided, further, that in the case of a Blackout Period pursuant to sub-clause (i)(B) above, the Blackout Period shall earlier terminate upon public disclosure by the Company or public admission by the Company of such material nonpublic information or such time as such material nonpublic information shall be publicly disclosed without breach of the last sentence of this subsection (b); and provided, further, that in the case of a Blackout Period pursuant to sub-clauses (i)(A),
(B) or (C) above, the Company shall furnish to the Holder a certificate of the Company's Chief Executive Officer to the effect that an event permitting a Blackout Period has occurred; provided, further, that the Company shall not be entitled to exercise its rights under sub-clause (i)(B) more than three (3) times in any twenty-four (24) month period, and under sub-clause (i)(C) more than one (1) time in any twelve (12)-month period; and provided, further, that if prior to the expiration of any period of time referred to in this clause
(i) the Holder withdraws its Demand Request, such request shall not be considered a Demand Request for purposes of this Section 2.1(b) and such Demand Request and any Joining Request related thereto shall be of no further effect;
(ii) the Company shall not be required to maintain the effectiveness of a Registration Statement filed pursuant to Section 2.3(a) for a period in excess of one hundred twenty (120) days; (iii) the minimum aggregate offering price of any such Public Offering, as estimated in good faith by the managing underwriter thereof at the time such Demand Request is made, shall be at least $10 million; provided, however that the limitation and condition contained in this clause (iii) to Section 2.1(b) shall not be applicable to a Demand Request to register all of the Registrable Securities issued to Infineon pursuant to the Purchase Agreement; and (iv) the number of shares of Common Stock to be sold in any such Public Offering shall not exceed the maximum number which the managing underwriter thereof considers in good faith to be appropriate based on market conditions and other relevant factors, including pricing, the identity of the holders selling Shares and the proportion of Shares being sold by the Company and by such holders (the "Maximum Number").

(c) Subject to Section 2.3, the Company may elect to include in any Registration Statement filed pursuant to this Section 2.1 any treasury shares or authorized but unissued shares of Common Stock; provided that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of any underwriting agreement or arrangements entered into by the Holders making the Demand Request.

                                    Page-60

(d) A request by a Holder that the Company file a Registration Statement shall not be considered a Demand Request if the Registration Statement relating thereto does not become effective.

(e) All registration rights granted under this Section 2.1 shall terminate and be of no further force and effect on the earlier of (i) the date on which the Holders no longer hold Registrable Securities, and (ii) the date on which all Registrable Securities held by the Holders may be sold under Rule 144(k) during any single ninety (90) day period.

2.2. "Piggy-Back" Rights. If, after the Initial Closing (as defined in the Purchase Agreement) of the Purchase Agreement, the Company proposes to register any shares of Common Stock under the Securities Act on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect) for purposes of a Public Offering by the Company or any registration statement filed by the Company for any other holder of Common Stock holding registration rights with respect to such Common Stock (such other selling stockholders are referred to herein as "Other Stockholders"), the Company shall give written notice of such proposal at least thirty (30) days before the anticipated filing date, which notice shall include the intended method of distribution of such shares of Common Stock to each Holder. Such notice shall specify at a minimum the number of shares of Common Stock proposed to be registered, the proposed filing date of such registration statement, any proposed means of distribution of such shares of Common Stock and the proposed managing underwriter, if any. Subject to Section 2.3, upon the written request of a Holder, given within fifteen (15) days after the transmittal of any such written notice by facsimile confirmed by mail (which request shall specify the Registrable Securities intended to be disposed of by a Holder), the Company will use its best efforts to include in the registration statement with respect to such Public Offering the number of the Registrable Securities referred to in such Holder's request; provided that any participation in such Public Offering by such Holder shall be on substantially the same terms as those applicable to the participation therein by the Company or Other Stockholders; and provided, further, that the number of Registrable Securities to be included in any such Public Offering shall not exceed the Maximum Number. Any such Holder shall have the right to withdraw a request to include Registrable Securities in any Public Offering pursuant to this Section 2.2 by giving written notice to the Company of its election to withdraw such request at least five (5) days prior to the proposed effective date of such registration statement.

2.3. Allocation of Securities Included in a Public Offering. If the managing underwriter for any Public Offering to be effected pursuant to Section 2.1 or
Section 2.2 of this Agreement shall advise the Company and the Sellers in writing that the number of shares of Common Stock sought to be included in such Public Offering (including shares of Common Stock sought to be offered by the Company and those Shares or other shares of Common Stock to be offered by the Holders or other Sellers) is not equivalent to the Maximum Number, the shares of Common Stock to be included in such Public Offering shall be allocated pursuant to the following procedures:

                                    Page-61

(a) if such registration or Public Offering is pursuant to Section 2.1 of this Agreement, and (x) if the total number of shares of Common Stock included in the Demand Request and any Joining Request exceeds the Maximum Number, first, the Registrable Securities included in the Demand Request shall be included, and second, any shares of Common Stock requested to be included in such registration pursuant to any Joining Request, pro rata among such Sellers, shall be included, to the extent necessary to reduce the total number of shares of Common Stock to be included in such Public Offering to the Maximum Number and (y) if the total number of shares of Common Stock included in the Demand Request and any Joining Request is less than the Maximum Number, any additional shares of Common Stock sought to be included at the request of the Company may be included, subject to not exceeding the Maximum Number; provided, however, that, if the Company desires to sell shares of Common Stock in such Public Offering and in the good faith judgment of the managing underwriter of such Public Offering, after consultation with the Holders, the failure to include shares of Common Stock to be sold by the Company in such Public Offering would be materially detrimental to the success of the Public Offering or to the trading market in the Company's Common Stock, an amount of shares of Common Stock to be sold by the Company equal to the lesser of (i) the minimum number of shares of Common Stock recommended by such managing underwriter to be sold by the Company and (ii) that amount sought to be included at the request of the Company, will be included in the Public Offering and the number of shares of Common Stock to be sold by the Sellers will be reduced, applying clause (x) above to such Sellers' requests mutatis mutandis; or

(b) if such registration or Public Offering is pursuant to Section 2.2 of this Agreement, (x) first, securities sought to be included at the request of the Company or any Other Stockholder making a demand registration request shall be included, and (y) second, if the number of securities to be registered under clause 2.1 exceeds the Maximum Number, the amount of Registrable Securities proposed to be offered by Sellers shall be reduced pro rata among such Sellers in accordance with the respective amounts requested by each such Seller to the extent necessary to reduce the total amount of securities to be included in such offering to the Maximum Number; provided that Shares to be sold by the Sellers in the aggregate are not reduced to less than 25% of all shares of Common Stock to be sold in such Public Offering.

2.4. Requirements with Respect to Registration. Subject to Section 3, if and whenever the Company is required by the provisions hereof to use its best efforts to register any Registrable Securities under the Securities Act, the Company shall:

(a) As promptly as practicable (and in the case of a Demand Request, in no event more than 60 days following such Demand Request) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective; provided, however, that, before filing any Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to and afford each Holder of Registrable Securities covered by such Registration Statement, and the managing underwriters, if any,

                                    Page-62
a reasonable opportunity to review and comment on copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed. In the event that any such Holder or managing underwriter does not provide comments on any such documents within ten (10) days of receipt thereof, such current drafts of the documents shall no longer be subject to review and comment by such Holder or managing underwriter.

(b) As promptly as practicable, prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement current and effective and to comply with the provisions of the Securities Act and the Regulations, with respect to the sale or disposition of such Registrable Securities, but in no event shall the Company be required to do so for a period of more than one hundred twenty (120) days following the effective date of the Registration Statement (the "Effectiveness Period").

(c) Promptly notify each Seller of any Registrable Securities covered by such Registration Statement (A) when the Registration Statement or any related prospectus or any amendment or supplement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to the Registration Statement or the related prospectus or for additional information, (C) of any order issued or threatened by the Commission suspending the effectiveness of such Registration Statement, or preventing or suspending the use of a prospectus or (D) of the receipt by the Company of any notification or order with respect to the suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceedings for such purpose. The Company shall use its best efforts to prevent the issuance of any such order referred to in (C) or (D) and, if any such order is issued, shall use its best efforts to obtain the withdrawal of any such order at the earliest possible moment.

(d) Immediately upon becoming aware thereof, notify each Seller and underwriter of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to each Seller and underwriter any such supplement or amendment.

(e) Use all reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such securities or blue sky laws of such jurisdictions in the United States as the Sellers participating in the Public Offering or the managing underwriter thereof shall reasonably request, and do any and all other acts and things that may be reasonably necessary to enable each participating Seller or underwriter to

                                    Page-63
consummate the disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(f) Make available upon reasonable advance notice for inspection by any Seller of such Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any such Seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to conduct a "reasonable" investigation for purposes of Section 11(a) of the Securities Act and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement.

(g) Use all reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be (A) quoted on the Nasdaq National Market or the Nasdaq SmallCap Market and (B) listed or qualified for trading on any other stock exchange or quotation service on which the Company's outstanding shares of Common Stock are listed or qualified for trading.

(h) Furnish to each Seller and each underwriter of the Registrable Securities covered by such Registration Statement such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each Preliminary Prospectus) and such other documents as such Seller or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Seller.

(i) In connection with an underwritten offering of Registrable Securities, enter into an underwriting agreement in such form as is customary in underwritten offerings made by selling security holders and take all such other actions as are reasonably requested by the managing underwriters for such underwritten offering in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (A) make such representations and warranties to the underwriters and the Sellers with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings made by selling security holders, and confirm the same on the settlement date for the offering; (B) cause opinions of counsel to the Company (which counsel and opinions shall be reasonably satisfactory to the managing underwriters), to be delivered to the underwriters and the Sellers covering the matters customarily covered in opinions requested in underwritten offerings by selling security holders; (C) cause "cold comfort" letters and updates thereof (which letters and updates shall be reasonably satisfactory to the managing underwriters) from

                                    Page-64
the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired or owned by the Company for which financial statements and financial data are, or are required to be, included in the registration Statement) to be delivered to each of the underwriters and the Sellers of such Registrable Securities included in such underwritten offering (if such accountants are permitted under applicable law and accounting literature to so address "cold comfort" letters), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings by selling security holders; and (D) if an underwriting agreement is entered into, the same shall contain customary indemnification provisions and procedures from the Company in favor of both the Sellers of such Registrable Securities and the underwriters or selling agents. The delivery of certificates, opinions and letters referred to above shall be done at each closing under such underwriting agreement, as and to the extent required thereunder.

(j) Comply with all applicable rules and regulations of the Commission and make generally available to security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a Public Offering and (B) if not sold to underwriters in such an offering, commencing on the first day of the fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(k) Cooperate with each Seller and the managing underwriter, if any, participating in the disposition of such Registrable Securities in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

(l) Use all reasonable best efforts to take all other steps reasonably necessary to effect the registration, offering and sale of the Registrable Securities covered by a Registration Statement contemplated hereby and enter into any other customary agreements and take such other actions, including participation in "roadshows", as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

2.5. Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or 2.2 that each selling Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

                                    Page-65

Section 3.  Registration Expenses.

The Company will bear the following fees and expenses incident to the registration and sale of the Registrable Securities whether or not a Registration Statement is filed or becomes effective: (i) fees and disbursements of counsel for the Company, (ii) fees and disbursements of all independent certified public accountants for the Company (including, without limitation, the expenses of any "cold comfort" letters required by or incident to such performance),(iii) the fees and expenses incurred in connection with the quotation or listing of Shares on any securities exchange or automated securities quotation system, (iv) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company or the underwriters, or both, in connection with Blue Sky qualifications of the Registrable Securities)), (v) the expenses and costs of any roadshow (including travel, meals, accommodation and other arrangements for any investor presentations or meetings); and (vi) the fees, expenses and costs of any public relations, investor relations or other consultants retained by the Company in connection with any roadshow (including travel and other arrangements for any investor presentations or meetings); provided, however, that, with the exception of (i) and (ii) above, the Company shall not be required to bear any expenses related to any Demand Request that is withdrawn (other than a withdrawal pursuant to Section 2.1(b)).

All other fees and expenses incident to the registration and sale of the Registrable Securities shall be borne by the Holder whether or not a Registration Statement is filed or becomes effective, including, without limitation, (i) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, printing Preliminary Prospectuses, Prospectuses, and printing or preparing any underwriting agreement, agreement among underwriters and related syndicate or selling group agreements, pricing agreements and Blue Sky memoranda), (ii) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Rule 2720 of the Conduct Rules of the NASD and (iii) fees and disbursements of any counsel for such Holder.

Section 4.  Representations, Warranties and Agreements.

(a) Company Representations, Warranties and Agreements. The Company represents and warrants to, and agrees with, Infineon that:

     (i) The Company has all requisite corporate power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly authorized, executed, and delivered by the Company. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any United States

                                    Page-66
          federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery or performance of this Agreement by the Company (except filings under the Securities Act which will be made and any consents under Blue Sky or state securities laws which will be obtained).

    (ii) The Company shall not enter into any transaction involving the issuance or transfer by any other Person of Other Securities to a Holder, or any merger or consolidation in which it is not the surviving Person, or any sale, lease or other transfer of all or substantially all the assets of the Company, unless effective provision is made for the assumption by such other Person, jointly and severally with the Company if the Company shall remain in existence, of all of the obligations of the Company hereunder, and in the case of any such issuance or transfer, the registration of such Other Securities on the same basis as the registration of the other Registrable Securities hereunder.

   (iii) The execution and delivery of this Agreement by the Company do not, and the performance of the Company's obligations hereunder will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of the Company or any of its subsidiaries pursuant to any provisions of (i) the articles of incorporation, by-laws or similar governing documents of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets or
          (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is a party or by which it or any of its properties or assets may be bound or affected.

    (iv) The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, that it will make available "adequate current public information concerning the Company within the meaning of paragraph (c) of Rule 144" and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144. Upon the request of any Holder, the Company will deliver to it a written statement as to whether it has complied with such requirements.

                                    Page-67

     (v) The Company shall not grant to any Person the right to request a registration of securities of the Company under the Securities Act or the right to be included as a selling stockholder in connection with any registration of Registrable Securities if the rights so granted would be in conflict with or adversely affect the rights granted to Infineon hereunder without the prior written consent of Infineon, which consent may be withheld in Infineon's sole discretion.

(b) Infineon Representations, Warranties and Agreements. Infineon represents and warrants to, and agrees with, the Company, that:

         (i) It is duly organized, validly existing, and in good standing under the laws of the Federal Republic of Germany. Infineon has all requisite power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly authorized by Infineon and has been duly executed and delivered by it.

        (ii) Neither Infineon nor any of its affiliates will take, directly or indirectly, during the term of this Agreement, any action designed to stabilize (except as may be permitted by applicable law) or manipulate the price of any security of the Company.

       (iii) Infineon shall promptly furnish to the Company upon the Company's request any and all information as may be required by, or as may be necessary or advisable to comply with the provisions of, the Securities Act, the Regulations, the Exchange Act, and the rules and regulations of the Commission thereunder in connections with the preparation and filing of any Registration Statement pursuant hereto, or any amendment or supplement thereto, or any Preliminary Prospectus or Prospectus included therein.

Section 5.  Survival of Representations and Agreements.

All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements at the effective date of each Registration Statement contemplated by this Agreement, and such representations, warranties, covenants and agreements shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Holder, or any other Person and shall survive termination of this Agreement.

Section 6.  Indemnification.

(a) The Company shall agree to indemnify and hold harmless each Holder and any underwriter participating in any distribution hereunder and each of their respective officers, directors or employees and each person, if any, who controls such Holder or any such underwriter within the meaning of either section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities and any actions in respect thereof (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or

                                    Page-68
claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, Preliminary Prospectus or form of prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities or actions in respect thereof are caused by any such untrue statement or omission or alleged untrue statement or omission based upon
(i) any information relating to any underwriter furnished to the Company by such underwriter expressly for use therein and (ii) any information relating to any Holder furnished to the Company by or on behalf of such Holder expressly for use therein. The foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any such underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased securities (or any person who controls such underwriter) if a copy of any Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of such securities to such person and if any Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) In connection with any Registration Statement in which a Holder is participating, such Holder shall agree to indemnify and hold harmless any underwriter participating in the distribution and their respective officers, directors or employees and each person, if any, who controls any such underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities and any actions in respect thereof (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, or any Prospectus, Preliminary Prospectus or form of prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to any information relating to such Holder furnished to the Company by or on behalf of such Holder expressly for use therein.

(c) In the event a claim arises pursuant to subsections (a) or (b), any person in respect of which indemnification may be sought (the "Indemnified Party") shall notify the party against whom the claim for indemnification is made of such claim and the facts constituting the basis for such claim in reasonable detail. The party against whom the claim for indemnification is made is hereinafter referred to as the "Indemnifying Party". Failure to notify an Indemnifying Party shall not relieve such Indemnifying Party from its obligations hereunder to the extent it is not materially prejudiced as a result thereof.

                                    Page-69

(d) Counsel to the Indemnified Party shall be selected by the Indemnifying Party and shall be reasonably satisfactory to the Indemnified Party; provided, however, that counsel to the Indemnified Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to the Indemnifying Party. The Indemnifying Party may participate at its own expense in the defense of any claim arising pursuant to subsection (a) or (b) and, to the extent it shall wish and be legally permitted, assume the defense thereof, jointly with any other Indemnifying Party similarly notified, provided, however, that in the event the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to direct the defense of such action as it relates to such defenses on behalf of such Indemnified Party and the fees and expenses of separate counsel (selected by the Indemnified Party and reasonably satisfactory to the Indemnifying Party) relating to such defenses for such Indemnified Party shall be borne by the Indemnifying Party. After notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense of any such claim and after election of counsel to the Indemnified Party as set forth above, the Indemnifying Party shall not be liable for any legal expenses of other counsel (except for separate counsel, but not more than the costs of one such separate counsel for all Indemnified Parties, in the circumstances described above) subsequently incurred by such Indemnified Party. Except as provided in the preceding sentences, the Indemnifying Party shall not be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No Indemnifying Party shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgement with respect to any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 6 (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(e) If at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel, such Indemnifying Party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Party of the aforesaid request,
(ii) such Indemnifying Party shall have received notice of the terms of such settlement at least 30 days prior to such settlement taking effect and
(iii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel, an Indemnifying Party shall

                                    Page-70
not be liable for any settlement effected without its consent if such Indemnifying Party (i) reimburses such Indemnified Party in accordance with such request to the extent it considers such request to be reasonable and
(ii) provides written notice to the Indemnified Party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(f) The indemnity, contribution and expense reimbursement obligations under this Section 6 shall be in addition to any liability each indemnifying person may otherwise have and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

(g) In the event of any conflict between the indemnification and contribution terms as herein set forth and as set forth in any underwriting agreement entered pursuant hereto, the underwriting agreement shall control.

Section 7.  Unregistered Offerings.

The parties hereto hereby agree that, in the event that the Company or one or more Holders propose to make an underwritten offering of shares of Common Stock (which may or may not include Shares) that is exempt from, or not subject to, the registration requirements of the Securities Act, the relevant notice provisions of Section 2.1 or 2.2 will apply and the required notice will state that the offering is proposed to be made on an unregistered basis. In that event, the parties agree to proceed with such an offering on an unregistered basis in good faith as and to the extent provided herein with respect to a registered offering and that the provisions of this Agreement will apply mutatis mutandis to such unregistered offering, including, without limitation, provisions relating to Joining Notices, the Company's ability to delay an offering, "piggy-back" rights, allocations of securities included in an offering, the Company's obligations with respect to an offering (including indemnification provisions and procedures), selection of underwriters, hold-back agreements, expenses associated with an offering and representations and warranties.

Section 8.  Miscellaneous.

(a) Remedies. In the event of breach by any party of any of its obligations under this Agreement, the other parties, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and Infineon agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company or Infineon, as the case may be, of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, the Company or Infineon, as the case may be, shall waive the defense that a remedy at law would be adequate.
No failure or delay on the part of the Company or Infineon in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                                    Page-71

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and Infineon.

(c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by telecopier (receipt of which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Infineon, to:

Infineon Technologies AG
M&A Department
St.Martin-Strasse 53
D-81541 Munich
Fax: 49 89 234 8 5872
Attention: Arno Paetzold

with copies to:

Infineon Technologies AG
St.Martin-Strasse 53
D-81541 Munich
Fax: 49 89 234 2 6583
Attention: Finanzvorstand and General Counsel

and,

Sullivan & Cromwell
Neue Mainzer Strasse 52
60311 Frankfurt am Main
Germany
Fax: 49 69 7191 2610
Attention: David B. Rockwell

if to the Company, to:

Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, Colorado 80921
USA
Fax: 719 481 9294
Attention: Chief Executive Officer

with a copy to:

Coudert Brothers
950 Seventeenth Street
Suite 1800
Denver, Colorado  80202
Fax: 303 607 1080
Attention: John A. St. Clair

                                    Page-72

(d) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(f) Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and, with respect to the provisions of Section 6, indemnified Persons other than the parties hereto, and (ii) except as contemplated by the definition of "Holder" in Section 1 hereof and, with respect to the provisions of Section 6, indemnified Persons, other than the parties hereto, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

(g) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, USA, applicable to contracts made and to be performed entirely within the State of New York.

(h) Severability. Wherever possible, each provision hereof shall be interpreted in such a manner as to be valid, legal and enforceable under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remainder of this Agreement, unless such a construction would be unreasonable or materially impair the rights or any party hereto.

(i) Assignment. Neither this Agreement not any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without prior written consent of the other parties, except as may otherwise occur by operation of the definition of "Holder" in Section 1 hereof. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

(j) Attorney's Fees. As between parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney's fees in addition to its costs and expenses and any other available remedy.

                                    Page-73

(k) Use of Terms. This Agreement contemplates the filing of Registration Statements under the Securities Act on numerous occasions involving various offers of securities. In connection with such Registration Statements, there may be identified therein one or more underwriters through which securities are to be offered on behalf of the Company or the Holder, or both, pursuant to either a "firm-commitment" or "best-efforts" arrangement, and, in the case where there is more than one underwriter, one or more of the underwriters may be designated as the "manager" or "representative" or the "co-managers" or "representatives" of the several underwriters. Accordingly, all references herein to an "underwriter" or "underwriters" are intended to refer to a "principal underwriter" (as defined in Rule 405 of the Regulations) and to provide for those transactions in which securities may be offered by or through one or more underwriters, and not to imply that any of the transactions contemplated hereby is conditioned in any manner whatsoever on the participation therein by one or more underwriters on behalf of any party. Nothing contained herein relating to the Company's obligation to enter into an underwriting agreement at any time or from time to time in the future shall impair, alter, restrict or otherwise affect in any manner whatsoever the duties of the directors of the Company under applicable law in approving the form, terms and provisions thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INFINEON TECHNOLOGIES AG


By: -----------------------
      Name:
      Title:

By: -----------------------
      Name:
      Title:


RAMTRON INTERNATIONAL CORPORATION


By: -----------------------
      Name:
      Title:


                                    Page-74

                                   EXHIBIT B

                        Form of Ramtron Legal Opinion

Date


Ignition Technologies AG
M&A Department
St.-Martin-Strasse 53
D-81541 Munich
Germany

Re:  Issuance of Certain Shares of Common Stock of Rocket International
Corporation

Ladies and Gentlemen:

We have acted as special counsel to Rocket International Corporation, a Delaware corporation (the "Company"), in connection with the issuance to you of a cumulative total of XXXXXX shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), pursuant to the Share Purchase Agreement dated December 14, 2000 (the "Agreement"), by and between the Company and Ignition Technologies AG ("Ignition").

This opinion is rendered to Ignition pursuant to Section 6.2(g) of the Agreement. Capitalized terms used herein shall, unless otherwise defined herein or unless the context otherwise requires, have the same meanings assigned to them in the Agreement.

As special counsel to the Company, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined, among other things, the Agreement executed by the parties thereto and originals, photostatic or certified copies, or copies otherwise identified to our satisfaction as being true copies of the originals, of the following:

i. The Company's Certificate of Incorporation, as amended to date (the "Certificate of Incorporation"), as certified by the Secretary of the Company;

ii. The Bylaws of the Company, as amended, as certified by the Secretary of the Company (the "Bylaws");

iii. Resolutions certified by the Company's Secretary as having been adopted by the Company's Board of Directors at a meeting held on December 1, 2000, authorizing and approving the Agreement and the issuance and sale of the Shares;

iv.  A Specimen of the certificate to be used to evidence the Shares;

                                    Page-75

v. A certificate from the Company's Secretary (the "Secretary's Certificate"), which was addressed to us and dated as of the date hereof; and

vi. A certificate of good standing from the Delaware Secretary of State dated XXXXXXXX (the "Good Standing Certificate").

In examining the foregoing and other documents, we have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with originals of all of the documents submitted to us as certified, photostatic or conformed copies, and the genuineness, authenticity and completeness of all signatures thereon. As to various questions of fact relevant to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon, and made no inquiry beyond, the Company's minute book, certificates and statements of officers and representatives of the Company, including without limitation the Secretary's Certificate, public officials and others, and the representations and warranties of the Company and Ignition set forth in the Agreement.

Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

For the purposes of this opinion, we have assumed that Ignition has all requisite power and authority, and has taken any and all necessary corporate action, to execute and deliver the Agreement, that Ignition has executed and delivered the Agreement, which constitutes Ignition's valid, legally binding and enforceable obligation, and that Ignition is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. We are assuming also that the representations and warranties made by Ignition in or pursuant to the Agreement are true and correct. We are assuming further that Ignition has purchased the Shares for value, in good faith and without notice of any adverse claims within the meaning of the Uniform Commercial Code.

The opinions hereinafter expressed are subject to the following qualifications:

A. We are members of the Bar of the State of Colorado and our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

B. Our opinion in paragraph 1 below as to the good standing of the Company in the State of Delaware is based solely upon the Good Standing Certificate.

C. We have assumed that there are no agreements, understandings or negotiations among the parties to the Agreement that would modify the terms of the Agreement or the respective rights or obligations of the parties thereunder and, based upon the Secretary's Certificate, we have not been made aware of any.

                                    Page-76

D. The authorization of the Company's execution, delivery and performance of the Agreement and the transactions contemplated thereby may be subject to various judicial and statutory provisions imposing fiduciary duties upon a board of directors or committee thereof in authorizing corporate transactions, and we express no opinion as to the satisfaction of such duties by the Company's Board of Directors in making such authorizations.

Subject to and based on the foregoing assumptions and qualifications, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to conduct its business as, to the best of our actual knowledge, such business is presently conducted and to own its properties and assets.

2. The Company has all requisite corporate power to execute and deliver the Agreement, to issue and sell the Shares and to carry out and perform its obligations under the terms of the Agreement. The execution, delivery and performance of the Agreement, including the issuance and sale of the Shares pursuant to the Agreement, have been authorized by all necessary corporate action. When certificates representing the Shares are duly executed and delivered and the price for the Shares is paid in accordance with the provisions of the Agreement, the Shares will be validly issued, fully paid and non-assessable.

This opinion is rendered as of the date of this letter, and we have no obligation to amend or update this opinion for any event occurring thereafter. This opinion is furnished by us as counsel to the Company and may be relied upon only by Ignition, is solely for Ignition's benefit and is not to be otherwise used, circulated, quoted or referred to without our prior written consent.

                                            Very truly yours,

                                            COUDERT BROTHERS

                                    Page-77

                                    ANNEX I

                       FORM OF CERTIFICATE OF SUBSCRIPTION

The management board of Infineon Technologies AG, according to Section 4 para. 4 of the articles of incorporation as of June 2000, is authorized to increase the registered capital of the company with the approval of the supervisory board in the period until Mach 31, 2004, once or in partial amounts, by up to a total of EUR 237.581.846,00 through the issuance of new shares against contributions in kind (authorized capital III). In this regard, the subscription rights of the shareholders are excluded.

On the basis of this authorization, the management board of Infineon Technologies AG, consisting of Messrs. Dr. Ulrich Schumacher (chairman),
Peter Bauer, Peter J. Fischl, Dr. Sonke Mehrgardt and Dr. Andreas von Zitzewitz, unanimously passed, subject to the consent of the investment and finance committee of the supervisory board which is authorized under Section 7 para. 4 (iv) of the Rules of Procedure of the Supervisory Board dated as of January 20, 2000, the following resolution on [date]:

"1. The registered capital of the company shall be increased by Euro [XXX] through the issuance of [XXXXX] new individual registered no-par value shares with a proportional amount of the registered capital of Euro 2 per share.

2.  The new shares are ranking for dividend as from October 1, 2000.

3. [number] new shares shall be subscribed to by Ramtron International Corporation, a corporation incorporated under the laws of Delaware with its registered office at 1850 Ramtron Drive, Colorado Springs, Colorado, 80921, USA. Ramtron International Corporation shall in return contribute to the company [number] no-par value ordinary shares of in Ramtron International Corporation as a contribution in kind.

4. The above provisions shall be included in the respective certificate of subscription.

As a precaution, all members of the management board waived the observance of all requirements as to form and time with regard to the passing of resolutions by the management board."

The investment and finance committee of the supervisory board of Infineon Technologies AG, exercising its authorization under Section 7 para. 4 (iv) of the Rules of Procedure of the Supervisory Board dated as of January 20, 2000, approved the resolution of the management board on [date].

Ramtron International Corporation hereby subscribes to [number] individual registered no-par value shares with a proportional amount of the registered capital of Euro 2 per share and in return contributes to the company [number] no-par value shares of ordinary shares in Ramtron International Corporation, a corporation incorporated under the laws of Delaware with its registered office at 1850 Ramtron Drive, Colorado Springs, Colorado, 80921, USA, as a contribution in kind.

                                    Page-78

The subscription shall cease to be binding if the implementation of the increase of the registered capital has not been entered in the commercial register by [date].


----------------------
[Name]

                                    Page-79

                                    ANNEX II

                      Form of Ramtron Subscription Form

Infineon Technologies AG, a German stock corporation ("Infineon"), hereby subscribes for [number] shares of common stock, par value $0.01 per share, of Ramtron International Corporation, a Delaware corporation ("Ramtron"), pursuant to Section 2.3 of the Share Purchase Agreement, dated as of December 14, 2000, by and between Infineon and Ramtron.

INFINEON TECHNOLOGIES AG

By: -------------------------
Name: -----------------------
Title: ----------------------

By: -------------------------
Name: -----------------------
Title: ----------------------

                                    Page-80

                                    ANNEX III

                         Form of Transfer Certificate

Ramtron International Corporation hereby certifies that its transfer of XXXXXXXX Ordinary Shares, without nominal value but with a notional value
EUR 2 each, of Infineon Technologies AG has been made either (1) outside the United States in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the United States Securities Act of 1933 (the "Securities Act") or (2) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) and, in each case, in compliance with all applicable securities laws of all relevant jurisdictions.

RAMTRON INTERNATIONAL CORPORATION

------------------------------
By:  -------------------------
Name:  -----------------------
Title:  ----------------------

                                    Page-81